SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.      )

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PACCAR INC

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 10, 2011

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of PACCAR Inc, which will be held at the Meydenbauer Center, 11100 N.E. 6th Street, Bellevue, Washington, at 10:30 a.m. on Wednesday, April 20, 2011.

The principal business of the Annual Meeting is stated on the attached Notice of Annual Meeting of Stockholders. We will also provide an update on the Company’s activities. The Board of Directors recommends a vote FOR Items 1, 2, 4 and 5; a vote of THREE YEARS on Item 3; and a vote AGAINST Items 6 and 7.

Your VOTE is important. Whether or not you plan to attend the Annual Meeting, please vote your proxy either by mail, telephone or over the Internet.

Sincerely,

Mark C. Pigott
Chairman of the Board and
Chief Executive Officer

Notice of Annual Meeting of Stockholders

The Annual Meeting of Stockholders of PACCAR Inc will be held at 10:30 a.m. on Wednesday, April 20, 2011, at the Meydenbauer Center, 11100 N.E. 6th Street, Bellevue, Washington, for these purposes:

1.	To elect as directors the four Class I nominees named in the attached proxy statement to serve three-year terms ending in 2014.

2.	To vote on an advisory basis on the compensation of the Named Executive Officers.

3.	To vote on an advisory basis on the frequency of the vote on the compensation of the Named Executive Officers.

4.	To approve the PACCAR Inc Long Term Incentive Plan.

5.	To approve the PACCAR Inc Senior Executive Yearly Incentive Compensation Plan.

6.	To vote on a stockholder proposal regarding the supermajority vote provisions.

7.	To vote on a stockholder proposal regarding a director vote threshold.

8.	To transact such other business as may properly come before the meeting.

Stockholders entitled to vote at this meeting are those of record as of the close of business on February 23, 2011.

IMPORTANT: The vote of each stockholder is important regardless of the number of shares held. Whether or not you plan to attend the meeting, please complete and return your proxy form.

Directions to the Meydenbauer Center can be found on the back cover of the attached proxy statement.

By order of the Board of Directors

J. M. D’Amato
Secretary

Bellevue, Washington
March 10, 2011

TABLE OF CONTENTS

General Information	1
Voting Rights	1
Voting by Proxy	1
Proxy Voting Procedures	1
Online Availability of Annual Meeting Materials	2
Multiple Stockholders Sharing the Same Address	2
Vote Required and Method of Counting Votes	2
Stock Ownership of Certain Beneficial Owners	3
Stock Ownership of Officers and Directors	4
Expenses of Solicitation	5
Item 1: Election of Directors	5
Board Governance	7
Compensation of Directors	10
Policies and Procedures for Transactions with Related Persons	11
Section 16(a) Beneficial Ownership Reporting Compliance	11
Compensation of Executive Officers	12
Compensation Discussion and Analysis (CD&A)	12
Compensation Committee Report	20
Summary Compensation	20
Grants of Plan-Based Awards	22
Outstanding Equity Awards at Fiscal Year-End	23
Option Exercises and Stock Vested	24
Pension Benefits	24
Nonqualified Deferred Compensation	26
Potential Payments Upon Termination or Change in Control	27
Equity Compensation Plan Information	29
Item 2: Advisory Vote on Compensation of the Named Executive Officers	29
Item 3: Advisory Vote on the Frequency of Executive Compensation Vote	30
Item 4: Approval of the Long Term Incentive Plan (LTIP)	30
Item 5: Approval of the Senior Executive Yearly Incentive Compensastion Plan	35
Audit Committee Report	37
Independent Auditors	37
Stockholder Return Performance Graph	39
Stockholder Proposals	40
Item 6: Stockholder Proposal Regarding Supermajority Voting Provisions	40
Board of Directors’ Response	41
Item 7: Stockholder Proposal Regarding a Director Vote Threshold	42
Board of Directors’ Response	42
Stockholder Proposals and Director Nominations for 2012	43
Other Business	43
Appendix A: Long Term Incentive Plan	A-1
Appendix B: Senior Executive Yearly Incentive Compensation Plan	B-1
Map to Meydenbauer Center	Back Cover

PROXY STATEMENT

The Board of Directors of PACCAR Inc issues this proxy statement to solicit proxies for use at the Annual Meeting of Stockholders at 10:30 a.m. on Wednesday, April 20, 2011, at the Meydenbauer Center in Bellevue, Washington. This proxy statement includes information about the business matters that will be voted upon at the meeting. The executive offices of the Company are located at 777 106th Avenue N.E. Bellevue, Washington 98004. This proxy statement and proxy form were first sent to stockholders on or about March 10, 2011.

GENERAL INFORMATION

Voting Rights

Stockholders eligible to vote at the meeting are those identified as owners at the close of business on the record date, February 23, 2011. Each outstanding share of common stock is entitled to one vote on all items presented at the meeting. At the close of business on February 23, 2011, the Company had 365,440,991 shares of common stock outstanding and entitled to vote.

Stockholders may vote in person at the meeting or by proxy. Execution of a proxy does not affect the right of a stockholder to attend the meeting. The Board recommends that stockholders exercise their right to vote by promptly completing and returning the proxy form either by mail, telephone or the Internet.

Voting by Proxy

Mark C. Pigott and John M. Fluke, Jr., are designated proxy holders to vote shares on behalf of stockholders at the 2011 Annual Meeting. The proxy holders are authorized to:

•	vote shares as instructed by the stockholders who have properly completed and returned the proxy form;

•	vote shares as recommended by the Board when stockholders have executed and returned the proxy form, but have given no instructions; and

•	vote shares at their discretion on any matter not identified in the proxy form that is properly brought before the Annual Meeting.

The Trustee for the PACCAR Inc Savings Investment Plan (the SIP) votes shares held in the SIP according to each member’s instructions on the proxy form. If no voting instructions are received, the Trustee will vote the shares in direct proportion to the shares for which it has received timely voting instructions, as provided in the SIP.

Proxy Voting Procedures

The proxy form allows registered stockholders to vote in one of three ways:

Mail.  Stockholders may complete, sign, date and return the proxy form in the pre-addressed, postage-paid envelope provided.

Telephone.  Stockholders may call the toll-free number listed on the proxy form and follow the voting instructions given.

Internet.  Stockholders may access the Internet address listed on the proxy form and follow the voting instructions given.

Telephone and Internet voting procedures authenticate each stockholder by using a control number. The voting procedures will confirm that your instructions have been properly recorded. Stockholders who vote by telephone or Internet should not return the proxy form.

Stockholders who hold shares through a broker or agent should follow the voting instructions received from that broker or agent.

Revoking Proxy Voting Instructions.  A proxy may be revoked by a later-dated proxy or by written notice to the Secretary of the Company at any time before it is voted. Stockholders who hold shares through a broker should contact the broker or other agent if they wish to change their vote after executing the proxy.

Online Availability of Annual Meeting Materials

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held at 10:30 a.m. on April 20, 2011, at Meydenbauer Center, Bellevue, Washington. The 2011 proxy statement and the 2010 Annual Report to stockholders are available on the Company’s Website at www.paccar.com/2011annualmeeting/.

Stockholders who hold shares in a bank or brokerage account who previously elected to receive the annual meeting materials electronically and now wish to change their election and receive paper copies may contact their bank or broker to change their election.

Stockholders who receive annual meeting materials electronically will receive a notice when the proxy materials become available with instructions on how to access them over the Internet.

Multiple Stockholders Sharing the Same Address

Registered stockholders at a shared address who would like to discontinue receipt of multiple copies of the annual report and proxy statement in the future should contact Wells Fargo Shareowner Services at 1.877.602.7615 or P.O. Box 64854, St. Paul, Minnesota 55164-0854. Street name stockholders at a shared address who would like to discontinue receipt of multiple copies of the annual report and proxy statement in the future should contact their bank or broker.

Some street name stockholders elected to receive one copy of the 2010 Annual Report and 2011 Proxy Statement at a shared address prior to the 2011 Annual Meeting. If those stockholders now wish to change that election, they may do so by contacting their bank, broker, or PACCAR at 425.468.7520 or P.O. Box 1518, Bellevue, Washington 98009.

Vote Required and Method of Counting Votes

The presence at the Annual Meeting, in person or by duly authorized proxy, of a majority of all the stock issued and outstanding and having voting power shall constitute a quorum for the transaction of business.

Item 1: Election of Directors

Directors are elected by a plurality of the votes of the shares present in person or by proxy and entitled to vote on the election of directors. If a stockholder does not vote on the election of directors because the authority to vote is withheld, because the proxy is not returned, because the broker holding the shares does not vote, or because of some other reason, the shares will not count in determining the total number of votes for each nominee. The Company’s Certificate of Incorporation does not provide for cumulative voting. Proxies signed and returned unmarked will be voted FOR the nominees for Class I Director. Please note that brokers and custodians may no longer vote on the election of directors in the absence of specific client instruction. Those who hold shares in such accounts are encouraged to provide voting instructions to the broker or custodian.

If any nominee is unable to act as director because of an unexpected occurrence, the proxy holders may vote the proxies for another person or the Board of Directors may reduce the number of directors to be elected.

Items 2, 4, 5, 6 and 7:

To be approved, items 2, 4, 5, 6 and 7 must receive the affirmative vote of a majority of shares present in person or by proxy and entitled to vote at the Annual Meeting. Abstentions will count as a vote against each item. Broker nonvotes do not affect the voting calculations. Proxies that are signed and returned unmarked will be voted For Items 2, 4 and 5 and AGAINST Items 6 and 7. Approval of Item 2, the compensation of the Named Executive Officers, is advisory only.

Item 3: Frequency of Stockholder Vote on Compensation of the Named Executive Officers

Stockholders may cast an advisory vote on how frequently stockholders will be asked to vote on the compensation of the Named Executive Officers. Stockholders may select every one, two or three years or may abstain from voting. The affirmative vote of a plurality of the shares present and entitled to vote at the Annual Meeting will constitute the stockholder preference. Abstentions will not affect the outcome of the vote. Proxies that are signed and returned unmarked will be voted in accordance with the Board recommendation of three years.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following person is known to the Company to be the beneficial owner of five percent or more of the Company’s common stock as of December 31, 2010 (amounts shown are rounded to whole shares):

	Shares	Percent
Name and Address of Beneficial Owner	Beneficially Owned	of Class

BlackRock, Inc.	19,850,029 (a)	5.44
40 East 52nd Street New York, NY 10022

(a)	BlackRock, Inc. and its subsidiaries reported on Schedule 13G filed February 7, 2011 that it has sole voting and investment power over 19,850,029 shares. BlackRock affiliates manage some cash and pension investments for the Company. BlackRock earned a fee of $1.35 million for these services in 2010.

STOCK OWNERSHIP OF OFFICERS AND DIRECTORS

The following list includes all shares of common stock beneficially owned by each Company director and named executive officer, and by Company directors and executive officers as a group as of February 23, 2011 (amounts shown are rounded to whole share amounts):

	Shares		Percent
Name	Beneficially Owned		of Class

James G. Cardillo	120,919	(a)(e)	*
Alison J. Carnwath	14,085	(b)	*
Robert J. Christensen	82,834	(a)	*
John M. Fluke, Jr.	26,872	(b)	*
Kirk S. Hachigian	7,828	(b)	*
Stephen F. Page	38,792	(b)	*
Robert T. Parry	15,968	(b)	*
John M. Pigott	2,342,124	(b)(c)	*
Mark C. Pigott	5,904,702	(c)(d)	1.61
Thomas E. Plimpton	362,776	(a)	*
William G. Reed, Jr.	686,534	(b)(c)	*
Daniel D. Sobic	109,072	(a)	*
Gregory M. E. Spierkel	8,578	(b)	*
Warren R. Staley	7,672	(b)	*
Charles R. Williamson	27,079	(b)	*
Total of all directors and executive officers as a group (22 individuals)	10,117,039		2.77

*Does not exceed one percent.

(a)	Includes shares allocated in the Company’s SIP for which the participant has sole voting and investment power as follows: J. G. Cardillo 35,874; R. J. Christensen 17,660; T. E. Plimpton 46,140; D. D. Sobic 21,785. Includes restricted shares for which the participant has voting power as follows: R. J. Christensen 4,686; T. E. Plimpton 26,568; D. D. Sobic 7,599. Also includes options to purchase shares exercisable as of February 23, 2011, as follows: J. G. Cardillo 54,798; R. J. Christensen 58,166; T. E. Plimpton 237,870; D. D. Sobic 74,048. Includes deferred cash awards accrued as stock units without voting rights under the Deferred Compensation Plan (the DC Plan) and the Long Term Incentive Plan (the LTIP) as follows: T. E. Plimpton 12,070.

(b)	Includes shares in the Restricted Stock and Deferred Compensation Plan for Non-Employee Directors (the RSDC Plan) over which the participant has sole voting but no investment power. Also includes deferred stock units without voting rights as follows: J. M. Fluke, Jr. 1,557; K. S. Hachigian 7,828; S. F. Page 31,023; R. T. Parry 8,852; J. M. Pigott 6,075; G. M. E. Spierkel 8,578; C. R. Williamson 15,145.

(c)	Includes shares held in the name of a spouse and/or children to which beneficial ownership is disclaimed.

(d)	Includes 65,816 shares allocated in the Company’s SIP for which he has sole voting and investment power; 259,241 restricted shares for which he has sole voting power; and 1,308,892 shares owned by a corporation over which he has no voting or investment power. Also includes options to purchase 1,199,826 shares exercisable as of February 23, 2011, and deferred cash awards accrued as 149,598 stock units without voting rights under the DC Plan and the LTIP.

(e)	J. G. Cardillo retired as President of the Company December 31, 2010.

EXPENSES OF SOLICITATION

Expenses for solicitation of proxies will be paid by the Company. Solicitation will be by mail, except for any electronic, telephone or personal solicitation by directors, officers and employees of the Company, which will be made without additional compensation. The Company has retained Phoenix Advisory Partners to aid in the solicitation of stockholders for a fee of approximately $8,500 plus reimbursement of expenses. The Company will request banks and brokers to solicit proxies from their customers and will reimburse those banks and brokers reasonable out-of-pocket costs for this solicitation.

ITEM 1:	ELECTION OF DIRECTORS

Four Class I directors are to be elected at the meeting. The persons named below have been designated by the Board as nominees for election as Class I directors for a term expiring at the Annual Meeting of Stockholders in 2014. All of the nominees are currently serving as directors of the Company.

BOARD NOMINEES FOR CLASS I DIRECTORS
(TERMS EXPIRE AT THE 2014 ANNUAL MEETING)

JOHN M. FLUKE, JR., age 68, is chairman of Fluke Capital Management, L.P., a private investment company, and has held that position since 1990. He is also interim principal executive officer and a director of CellCyte Genetics Corporation, a biotechnology company, and has held that position since 2008. He is also a director of Tully’s Coffee Corporation. He previously served as a director of American Seafoods Group (2002-2006), Cell Therapeutics Inc. (2002-2005), Primus International (2002-2006) and Peoples National Bank and its successor US Bank of Washington (1984-1997). He has served as a director of the Company since 1984. Mr. Fluke has the attributes and qualifications listed in the Company guidelines for board membership including a master’s degree in engineering from Stanford, a background in manufacturing gained through 24 years with Fluke Corporation, a manufacturer and distributor of high-quality electronic test tools, including four years as CEO and six years as chairman, extensive knowledge of Company operations, and many years as an advisor to or board member for companies engaged in commercializing emerging technologies.

KIRK S. HACHIGIAN, age 51, is chairman, president and chief executive officer of Cooper Industries plc., a $5 billion global manufacturer of electrical products. He was named chairman in 2006, chief executive officer in 2005 and president in 2004. He previously served as a director of American Standard (2005-2007). He has served as a director of the Company since 2008. Mr. Hachigian has the attributes and qualifications listed in the Company guidelines for board membership including a degree in engineering from UC Berkeley and an MBA from the University of Pennsylvania’s Wharton School. Prior to his current position he served eight years as an executive with General Electric Corporation including two years in Mexico and three years in Asia.

STEPHEN F. PAGE, age 71, served as vice chairman and chief financial officer and a director of United Technologies Corporation (UTC), a provider of high-technology products and services to the building systems and aerospace industries, from 2002 until his retirement in April 2004. From 1997 to 2002 he was president and CEO of Otis Elevator Co., a subsidiary of UTC. He is also a director of Lowe’s Companies, Inc. and Liberty Mutual Holding Co. Inc. He has served as a director of the Company since 2004. Mr. Page has the attributes and qualifications listed in the Company guidelines for board membership including a law degree from Loyola Law School, experience practicing corporate law, a strong background in financial management as a certified public accountant, and as a chief financial officer of Black & Decker and later of UTC, a publicly-traded $54 billion diversified global manufacturing company, as well as twelve years as a senior UTC executive.

THOMAS E. PLIMPTON, age 61, is Vice Chairman of the Company and has held that position since September 2008. He also serves as the Company’s principal financial officer. He was President from January 2003 to September 2008, and Executive Vice President from August 1998 to January 2003. He has served as a director of the Company since 2009. Mr. Plimpton has the attributes and qualifications listed in the Company guidelines for board membership including a degree and experience in accounting, an MBA from Rockhurst University, thorough knowledge of the commercial vehicle industry, international business and information technology gained from 34 years with the Company including 15 years as a senior executive.

CLASS II DIRECTORS (TERMS EXPIRE AT THE 2012 ANNUAL MEETING)

MARK C. PIGOTT, age 57, is Chairman and Chief Executive Officer of the Company and has held that position since January 1997. He was a Vice Chairman of the Company from January 1995 to December 31, 1996, Executive Vice President from December 1993 to January 1995, Senior Vice President from January 1990 to December 1993, and Vice President from October 1988 to December 1989. He is the brother of director John M. Pigott. He has served as a director of the Company since 1994. Mr. Pigott has the attributes and qualifications listed in the Company guidelines for board membership including engineering and business degrees from Stanford University, thorough knowledge of the global commercial vehicle industry and an outstanding record of profitable growth generated through 31 years with the Company. PACCAR has benefited from an excellent record of industry-leading stockholder returns generated under his leadership.

WARREN R. STALEY, age 68, served as chairman and chief executive officer of Cargill, Incorporated, an international marketer, processor and distributor of agricultural, food, financial and industrial products from 1999 until his retirement in 2007. He previously served as a director of US Bancorp (1999-2008) and Target Corporation (2001-2007). He has served as a director of the Company since 2008. Mr. Staley has the attributes and qualifications for board membership listed in the Company guidelines including an MBA from Cornell University and a 38-year career at Cargill, a global, diversified business with over $116 billion in revenue, that included 15 years in senior positions and culminated in eight years as its chairman and chief executive.

CHARLES R. WILLIAMSON, age 62, has served as chairman of the board of Weyerhaeuser Company and of Talisman Energy Inc. since 2009. He was chairman and chief executive officer of Unocal, the California-based energy company, from 2001 until Unocal merged with Chevron in August 2005. He served as executive vice president of Chevron from August 2005 until his retirement in December 2005. Mr. Williamson was the chairman of the US-ASEAN Business Council (2002-2005). He previously served as a director of Unocal (2000-2005). He has served as a director of the Company since 2006. Mr. Williamson has the attributes and qualifications listed in the Company guidelines for board membership including a Ph.D in geology from the University of Texas at Austin and a 28-year career in technical and management positions with Unocal around the world that provided a broad perspective on international markets in Europe and Asia and culminated in four years as its chairman and chief executive.

Retiring Class II Director

WILLIAM G. REED, JR., age 72, was chairman of Simpson Investment Company, a forest products holding company and the parent of Simpson Timber Company, from 1971 through June 1996. He is also a director of Washington Mutual Inc. He previously served as a director of Microsoft Corporation (1987-2004), Safeco Corporation (1974-2008) and Washington Mutual Bank (1970-2008). Mr. Reed has the attributes and qualifications listed in the Company guidelines for board membership including an MBA from Harvard, 25 years as a chief executive managing in overseas markets and directorships with other large, publicly traded companies. He is a substantial long-term stockholder in the Company. He has served as a director of the Company since 1998 and will retire from the Board of Directors effective April 19, 2011.

CLASS III DIRECTORS (TERMS EXPIRE AT THE 2013 ANNUAL MEETING)

ALISON J. CARNWATH, age 58, is chairman of Land Securities plc, the United Kingdom’s largest property company listed on the London Stock Exchange, a senior adviser to Lexicon Partners, an independent corporate finance advisory firm, and chairman of the management board and investment committee at ISIS Equity Partners, LLP, a private equity firm, all based in the United Kingdom. She is a director of the Man

Group plc, an FTSE 100 index member and Barclays plc, a global financial services company. She has served as a director of the Company since 2005. She previously served as chairman of MF Global Holdings Ltd, a U.S.- based financial services firm (2008-2010); and a director of Friends Provident plc (2002-2008), Gallaher Group plc (2004-2007) and Glas Cymru Cyfyngedig (2001-2007), all United Kingdom based companies. Ms. Carnwath has the attributes and qualifications listed in the Company guidelines for board membership including certification as a chartered accountant, service as chairman (1999-2004) and chief executive (2001) of the Vitec Group plc, a British supplier to the broadcast industry, and 31 years’ experience in international finance and investment banking including three years as a managing director of Donaldson, Lufkin and Jenrette (1997-2000).

ROBERT T. PARRY, age 71, was president and chief executive officer of the Federal Reserve Bank of San Francisco from 1986 until his retirement in June 2004. In that position, he served on the Federal Open Market Committee of the Federal Reserve System, the governmental body that sets monetary policy and interest rates. He is also a director of the Janus Capital Group, Inc. He previously served as a director of Countrywide Financial Corp. (2004-2008). He has served as a director of the Company since 2004. Mr. Parry has the attributes and qualifications listed in the Company guidelines for board membership including an expertise in economics as reflected in a Ph.D from the University of Pennsylvania. He served 18 years as a chief executive with the Federal Reserve Bank of San Francisco as well as an economist and senior executive with Security Pacific Corporation (1970-1986).

JOHN M. PIGOTT, age 47, is a partner in Beta Business Ventures, LLC, a private investment company concentrating in natural resources, and was a partner in the predecessor company Beta Capital Group, LLC, since 2003. He is the brother of Mark C. Pigott, a director of the Company. He has served as a director of the Company since 2009. Mr. Pigott has the attributes and qualifications listed in the Company guidelines for board membership including an engineering degree from Stanford and an MBA from UCLA, a background in manufacturing gained through 12 years with the Company including five years as a senior manager of Company truck operations in the United Kingdom and in the United States. He is a substantial long-term stockholder in the Company.

GREGORY M. E. SPIERKEL, age 54, is chief executive officer of Ingram Micro Inc., a $34 billion worldwide distributor of technology products, from 2005 to the present. He previously served as president from March 2004 to April 2005. During his twelve-year tenure with the company he has held other senior positions including executive vice president. He is also a director of Ingram Micro. He has served as a director of the Company since 2008. Mr. Spierkel has the attributes and qualifications listed in the Company guidelines for board membership including an MBA from Georgetown University and 30 years of management experience around the world including five years as chief executive of Ingram Micro.

THE BOARD RECOMMENDS A VOTE FOR EACH OF THE NOMINEES.

BOARD GOVERNANCE

The Board of Directors has determined that the following persons are independent directors as defined by NASDAQ Rule 5605(a)(2): Alison J. Carnwath, John M. Fluke, Jr., Kirk S. Hachigian, Stephen F. Page, Robert T. Parry, William G. Reed, Jr., Gregory M. E. Spierkel, Warren R. Staley, and Charles R. Williamson.

The Board of Directors maintains a corporate governance section on its website, which includes key information about its governance practices. The Company’s Corporate Governance Guidelines, its Board committee charters and its Code of Business Conduct and Code of Ethics for Senior Financial Officers are located at www.paccar.com/company/corporateresponsibility/boardofdirectors.asp.

The Company bylaws provide that the chairman of the board also serves as the chief executive officer (“CEO”). The Board believes the combined role of chairman and CEO promotes unified leadership and direction for the company, which allows for a single, clear focus for management to execute the company’s strategy and business plans. This leadership structure has resulted in the continued excellent growth and long-term financial success of the company.

The Company has adopted policies to ensure a strong and independent board. The Board regularly meets in executive session without the presence of management. Board members rotate the chairmanship of these sessions. The Board has not designated a lead independent director, but it plans to appoint a lead director by the end of 2011. Seventy-five percent of the Company’s directors are independent as defined under NASDAQ regulations.

The Board oversees risk through management presentations at Board meetings and through its Audit and Compensation Committees. The Audit Committee charter provides that the Committee shall discuss with management the Company’s risk exposures and the steps management has taken to monitor and control such exposures. As part of this process, the Committee receives periodic reports from the Company’s internal auditor and from its general counsel and the committee reports to the full Board at least twice a year. The Compensation Committee oversees risk arising from the Company’s compensation programs and annually reviews how those programs manage and mitigate risk.

Stockholders may contact the Board of Directors by writing to: The Board of Directors, PACCAR Inc, 11th Floor, P.O. Box 1518, Bellevue, WA 98009, or by e-mailing PACCAR.Board@paccar.com. The Corporate Secretary will receive, process and acknowledge receipt of all written stockholder communications. Suggestions or concerns involving accounting, internal controls or auditing matters will be directed to the Audit Committee chairman. Concerns regarding other matters will be directed to the individual director or committee named in the correspondence. If no identification is made, the matter will be directed to the Executive Committee of the Board.

The Board of Directors met four times during 2010.  Each member attended at least 75 percent of the combined total of meetings of the Board of Directors and the committees of the Board on which each served. All Company directors are expected to attend each annual stockholder meeting. All directors attended the annual stockholder meeting in April 2010.

The Board has four standing committees. The members of each committee are listed below with the chairman of each committee listed first:

Audit		Executive	Nominating and
Committee	Compensation Committee	Committee	Governance Committee

S. F. Page	C. R. Williamson	M. C. Pigott	J. M. Fluke, Jr.
J. M. Fluke, Jr.	A. J. Carnwath	J. M. Fluke, Jr.	A. J. Carnwath
R. T. Parry	K. S. Hachigian	W. G. Reed, Jr.	S. F. Page
W. R. Reed, Jr.	G. M. E. Spierkel		W. R. Staley

Audit Committee

The Audit Committee has responsibility for the selection, evaluation and compensation of the independent auditors and approval of all services they provide. The Committee reviews the Company’s annual and quarterly financial statements, monitors the integrity and effectiveness of the audit process, and reviews the corporate compliance programs. It monitors the Company’s system of internal controls over financial reporting and oversees the internal audit function.

The Audit Committee charter describes the Committee’s responsibilities. It is posted at www.paccar.com/company/corporateresponsibility/auditcommittee.asp. All four members of the Audit Committee meet the independence and financial literacy requirements of the SEC and NASDAQ rules. The

Board of Directors designated independent directors S. F. Page and J. M. Fluke, Jr., as Audit Committee financial experts. The Committee met six times in 2010.

Compensation Committee

The Compensation Committee has responsibility for reviewing and approving salaries and other compensation matters for executive officers. It administers the LTIP, the Senior Executive Yearly Incentive Compensation Plan and the DC Plan. The Committee establishes base salaries, and annual and long-term performance goals for executive officers. It considers the opinion of the CEO when determining compensation for the executives that report to him. It also evaluates the CEO’s performance annually in executive session. It approves the attainment of annual and long-term goals by the executive officers.

The Committee has authority to employ a compensation consultant to assist in the evaluation of the compensation of the Company’s CEO or other executive officers. The Committee does not retain a compensation consultant on an annual basis. In 2010, the Committee retained Mercer to conduct a competitive market review based on aggregated survey data from the durable goods manufacturing industry for which it was paid $19,251. Mercer reported the results to the Committee but provided no advice or recommendations. Mercer and its affiliates were retained by Company management to provide services unrelated to executive compensation, including insurance brokerage and benefit plan services. The aggregate fees paid for those other services in fiscal 2010 were $175,079. The Committee did not review or approve the other services provided by Mercer and its affiliates to the Company, as those services were approved by management in the normal course of business.

The Compensation Committee charter describes the Committee’s responsibilities. It is posted at www.paccar.com/company/corporateresponsibility/compensationcommittee.asp. All four members of the Compensation Committee meet the director independence requirements of the NASDAQ rules and the “outside director” requirements of Section 162(m) of the Internal Revenue Code. The Committee met five times in 2010.

Nominating and Governance Committee

The Nominating and Governance Committee is responsible for evaluating director candidates and selecting nominees for approval by the independent members of the Board of Directors. It also makes recommendations to the Board on corporate governance matters including director compensation.

The Committee has established written criteria for the selection of new directors, which are available at www.paccar.com/company/corporateresponsibility/boardguidelines.asp. The criteria state that a diversity of perspectives, skills and business experience relevant to the Company’s global operations should be represented on the Board including international business, manufacturing, financial services and aftermarket customer programs. To be a qualified director candidate, a person must have achieved significant success in business, education or public service, must not have a conflict of interest and must be committed to representing the long-term interests of the stockholders. In addition, the candidate must have the following attributes:

•	the highest ethical and moral standards and integrity;

•	the intelligence, education and experience to make a meaningful contribution to board deliberations;

•	the commitment, time and diligence to effectively discharge board responsibilities;

•	mature judgment, objectivity, practicality and a willingness to ask difficult questions; and

•	the commitment to work together as an effective group member to deliberate and reach consensus for the betterment of the stockholders and the long-term viability of the Company.

The Committee considers the names of director candidates submitted by management and members of the Board of Directors. It also considers recommendations by stockholders submitted in writing to: Chairman, Nominating and Governance Committee, PACCAR Inc, 11th Floor, P.O. Box 1518, Bellevue, WA 98009. Nominations by stockholders must include information set forth in the Company Bylaws. The Committee engages the services of a private search firm from time to time to assist in identifying and screening director candidates. The Committee evaluates qualified director candidates and selects nominees for approval by the independent members of the Board of Directors. Kirk S. Hachigian, a director and nominee who has not previously stood for election, was presented to the Committee by a third-party search firm.

The Nominating and Governance Committee charter describes the Committee’s responsibilities. It is posted at www.paccar.com/company/corporateresponsibility/nominatingcommittee.asp. Each of the four Committee members meets the independence requirements of the NASDAQ rules. The Committee met three times in 2010.

Executive Committee

The Executive Committee acts on routine Board matters when the Board is not in session. The Committee took action once in 2010.

COMPENSATION OF DIRECTORS

The following table provides information on compensation for non-employee directors who served during the fiscal year ending December 31, 2010:

Summary Compensation

			All
	Fees Earned or	Stock	Other
	Paid in Cash (a)	Awards (b)	Compensation (c)	Total (d)
Name	($)	($)	($)	($)

A. J. Carnwath	125,000	90,024		215,024
J. M. Fluke, Jr.	125,000	90,024		215,024
K. S. Hachigian	112,500	90,024		202,524
S. F. Page	125,000	90,024	5,000	220,024
R. T. Parry	115,000	90,024	5,000	210,024
J. M. Pigott	105,000	90,024	5,000	200,024
W. G. Reed, Jr.	115,000	90,024		205,024
G. M. E. Spierkel	125,000	90,024		215,024
W. R. Staley	120,000	90,024	5,000	215,024
C. R. Williamson	125,000	90,024		215,024

(a)	Fees for non-employee directors include the 2010 annual retainer of $75,000, paid quarterly, board meeting fees of $7,500 per meeting and committee meeting fees of $5,000 per meeting. If elected or retired during the calendar year, the non-employee director receives a prorated retainer. A single meeting attendance fee is paid when a board and committee meeting are held on the same day. S. F. Page and C. R. Williamson elected to defer retainer and meeting fees into stock units pursuant to the terms of the RSDC Plan described in the Narrative below.

(b)	The aggregate grant date fair value of the restricted stock award granted on January 3, 2010, to non-employee directors was $90,024. See Note Q to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010. On December 31, 2010, non-employee directors held the following unvested shares of restricted stock or restricted stock units: A. J. Carnwath 7,073; J. M. Fluke, Jr., 7,073; K. S. Hachigian 6,115; S. F. Page 7,073; R. T. Parry 7,073; J. M. Pigott 1,976; W. G. Reed, Jr., 7,073; G. M. E. Spierkel 6,819; W. R. Staley 6,115; C. R. Williamson7,073.

(c)	Directors may participate in the Company’s matching gift program on the same basis as U.S. salaried employees. Under the program, the PACCAR Foundation matches donations participants make to eligible educational institutions up to a maximum annual donation of $5,000 per participant.

(d)	K. S. Hachigian, S. F. Page, R. T. Parry, J. M. Pigott, G. M. E. Spierkel and C. R. Williamson deferred some or all of their compensation earned in 2010. None of the deferred compensation earned interest that was in excess of 120 percent of the applicable federal long-term rate as prescribed under Section 1274(d) of the Internal Revenue Code. Perquisites were less than the $10,000 reporting threshold.

Narrative to Director Compensation Table

On the first business day of the year, each non-employee director receives $90,000 in restricted stock or restricted stock units under the RSDC Plan. The number of shares received is determined by dividing $90,000 by the closing price of a share of Company stock on the first business day of the year and rounding up to the nearest whole share. Non-employee directors elected during the calendar year receive a prorated award to reflect the number of calendar quarters the director will serve in the year of election. Restricted shares vest three years after the date of grant or upon mandatory retirement after age 72, death or disability. Directors receive dividends and voting rights on all shares during the vesting period. Effective January 1, 2008, the RSDC Plan was amended to allow non-employee directors to elect to receive a credit to the stock unit account in lieu of a grant of restricted stock. The account is credited with the number of shares otherwise applicable to the grant of restricted stock and subject to the same vesting conditions. Thereafter dividends earned are treated as if they were reinvested at the closing price of Company stock on the date the dividend is payable.

Non-employee directors may elect to defer all or a part of their cash retainer and fees to an income account or to a stock unit account under the RSDC Plan. The income account accrues interest at a rate equal to the simple combined average of the monthly Aa Industrial Bond yield averages for the immediately preceding quarter and is compounded quarterly. Stock unit accounts are credited with the number of shares of Company common stock that could have been purchased at the closing price on the date the cash compensation is payable. Thereafter dividends earned are treated as if they were reinvested at the closing price of Company stock on the date the dividend is payable. The balances in a director’s deferred accounts are paid out at or after retirement or termination in accordance with the director’s deferred account election. The balance in the stock unit account is distributed in shares of the Company’s common stock.

The Company provides transportation for or reimburses non-employee directors for travel and out-of-pocket expenses incurred in connection with their services. It also pays or reimburses directors for expenses incurred to participate in continuing education programs.

Stock Ownership Guidelines for Non-Employee Directors

All non-employee directors are expected to hold at least $200,000 worth of Company stock and/or deferred stock units while serving as a director. Directors have three years from date of appointment to attain this ownership threshold. All non-employee directors with three or more years of service are in compliance as of January 1, 2011.

POLICIES AND PROCEDURES FOR TRANSACTIONS WITH RELATED PERSONS

Under its Charter, the Audit Committee of the Board of Directors is responsible for reviewing and approving related-person transactions as set forth in Item 404 of the Securities and Exchange Commission Regulation S-K. The Committee will consider whether such transactions are in the best interests of the Company and its stockholders. The Company has written procedures designed to bring such transactions to the attention of management. Management is responsible for presenting related-person transactions to the Audit Committee for review and approval.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Company believes that all of its directors and executive officers complied with all reporting requirements of Section 16(a) of the Securities and Exchange Act on a timely basis during 2010 except one transaction consisting of a gift of shares from M. C. Pigott to his children was filed late and was reported on a Form 4 in 2011.

COMPENSATION OF EXECUTIVE OFFICERS

COMPENSATION DISCUSSION AND ANALYSIS (CD&A)

Compensation Program Objectives and Structure

PACCAR’s compensation programs are designed to attract and retain high-quality executives, link incentives to the Company’s superior performance and align the interests of management with those of stockholders. These programs offer compensation that is competitive with companies that operate in the same industries globally. PACCAR’s goal is to achieve superior performance measured against its industry peers. Under the supervision of the Compensation Committee of the Board of Directors (the “Committee”), composed exclusively of independent directors, the Company compensation objectives utilize programs that have delivered 72 consecutive years of net income, annual dividends since 1941 and excellent stockholder returns. The Company has significantly outperformed the S&P 500 index for the ten-year period ending December 31, 2010. The Company has delivered an annualized total return to stockholders of 23.0 percent versus the S&P 500 1.4 percent return in the last decade. For 2010, PACCAR shareholders received a return of over 60 percent. The compensation framework has these components:

Short-term performance compensation:

•	Salary. The fixed amount of compensation for performing day-to-day responsibilities.
•	Annual incentive cash compensation. Annual cash awards that focus on the attainment of Company yearly profitability and individual business unit goals.

Long-term performance compensation:

•	An equity- and cash-based Long Term Incentive Plan (“LTIP”) that focuses on long-term growth in stockholder value, including three-year performance versus industry peers as measured by growth in net income, return on sales and return on capital. The equity-based compensation consists of stock options and restricted stock.

The Committee believes that this combination of salary, cash incentives and equity-based compensation provides appropriate incentives for executives to deliver superior short- and long-term business performance and stockholder returns.

The Named Executive Officers and all U.S. salaried employees participate in the Company’s retirement programs. The Named Executive Officers also participate in the Company’s unfunded Supplemental Retirement Plan described on page 25, which provides a retirement benefit to those employees affected by the maximum benefit limitations permitted for qualified plans by the Internal Revenue Code and other qualified plan benefit limitations. The Company does not provide any other significant perquisites or executive benefits to its Named Executive Officers.

Executive Compensation Criteria

The Compensation Committee considers a number of important factors when reviewing and determining executive compensation, including Company performance, business unit performance, individual performance and compensation for executives among peer organizations. The Committee also considers the opinion of the Chief Executive Officer when determining compensation for the executives that report to him.

Industry Compensation Comparison Groups. The Compensation Committee periodically utilizes information from industry-published compensation surveys as well as compensation data from peer companies to determine if compensation for the Chief Executive Officer and other executive officers is competitive with the market. The Committee believes that comparative compensation information should be used in its deliberations. It does not specify a “target” compensation level for any given executive but rather a range of target compensation. The Committee has discretion to determine the nature and extent to which it will use comparative compensation data.

Role of Compensation Consultant. The Committee does not retain a compensation consultant on an annual basis. In 2010, the Committee retained Mercer to conduct a competitive market review for the Company’s Named Executive Officers. The Committee asked Mercer to analyze the competitiveness of all elements of compensation, including base salary, short- and long-term cash incentives and equity compensation, and to rely upon available and published management compensation survey data from the durable goods manufacturing industry. Mercer analyzed a 2009 Mercer Report (139 companies) and a 2009-2010 Towers Watson report (578 companies) and provided the Committee only with aggregated data obtained from the surveyed companies. PACCAR Named Executive Officer compensation was compared to positions at surveyed companies with similar duties and revenue responsibilities. Overall, the market review found that target total direct compensation (total cash and equity) for the Named Executive Officers was between the market 25th percentile and the median. Target annual incentives were below market median by between 10 and 54 percent of base salary. Mercer reported its findings to the Committee, but it did not make any recommendations or provide any advice based on its review. The Committee reviewed the study and approved an increase to the percent of base salary used to determine target annual incentive compensation opportunities, effective January 1, 2011, as described on page 18.

Peer Companies. As part of its analysis of comparative data, the Committee includes compensation data from Peer Companies. In particular, the Company measures its financial performance against Peer Companies when evaluating achievement of the cash portion of the LTIP Company performance goal and applicable goals under the restricted stock share match program. These companies also comprise the index used in the stock performance graph set forth in the Company’s Annual Report on Form 10-K and page 39 of this proxy statement. The Committee reviews the composition of the Peer Companies annually to ensure the companies are appropriate for comparative purposes. It revised the Peer Companies for the 2011-2013 LTIP cycle as described on page 18 to better reflect the cyclicality of the commercial vehicle industry. The eleven Peer Companies for the three-year LTIP cycles beginning in 2008, 2009 and 2010 are:

2010 Revenue
Company Name	(in billions)

Caterpillar Inc.	$42.588
Cummins Inc.	13.226
Danaher Corporation	13.203
Deere & Company	25.398
Dover Corporation	7.133
Eaton Corporation	13.715
Harley-Davidson, Inc.	4.860
Honeywell International Inc.	33.370
Illinois Tool Works Inc.	15.870
Ingersoll-Rand PLC	14.079
United Technologies Corporation	54.326
PACCAR Inc	10.293

Elements of Total Compensation

The Company’s executive compensation program is comprised of base salaries, annual cash incentives, and long-term incentives consisting of cash, stock options and restricted stock.

Compensation Mix. The Company’s executive compensation program structure includes a balance of annual and long-term incentives, cash and Company equity. At higher levels of responsibility within the Company, the senior executives have a larger percentage of total compensation at risk based on Company performance incentive programs. For 2010, the Committee approved target allocations as displayed below. The Company believes these allocations promote its objectives of profitable growth and superior long-term results.

Chairman & CEO	Other Named Executive Officers
2010 Target Compensation Structure	2010 Average Target Compensation

Base Salary. Base salary provides a fixed, baseline level of compensation that is not contingent upon Company performance. It is important that base salaries are competitive with industry peer companies to attract and retain high-caliber executives. The midpoints of the base salary ranges are set at approximately the market median of the 2006 Hewitt survey, described on page 12 of the 2009 proxy statement, with minimums at 70 percent of the midpoint and maximums at 130 percent of the midpoint. The salary midpoints were not changed in 2010. An executive officer’s actual salary relative to this salary range reflects his or her responsibility, experience and individual performance.

The Committee reviews base salaries every 12 to 24 months and may or may not approve changes. Consistent with this practice, the Committee reviewed the salary of each Named Executive Officer in 2010. The Committee considered performance, the addition of new responsibilities and the results of the Mercer compensation study in its review of salaries. The executive salaries had not been adjusted since 2008. The Committee approved the percent increase listed over the 2008 base salaries as follows: T. E. Plimpton received a 12.5 percent increase; J. G. Cardillo received an 8.0 percent increase; D. D. Sobic received a 3.3 percent increase; and R. J. Christensen received a 12.5 percent increase. The Chief Executive Officer suggested all salary revisions for the Named Executive Officers. The Committee believes that the base salary of each of the Named Executive Officers is appropriate based on scope of responsibility, tenure with the Company, individual performance and competitive pay practices.

Annual Incentive Cash Compensation (“IC”). This program provides yearly cash incentives for the Named Executive Officers to achieve annual Company profit and business unit goals. The Committee sets annual performance goals and a threshold, target and maximum award for each Named Executive Officer, expressed as a percentage of base salary. In 2010, the Committee restored the maximum award achievable to 200 percent of target for 140 percent of goal achievement after a one-year reduction in 2009 to 160 percent of target for 130 percent goal achievement. 2010 Awards are measured on a sliding scale as follows:

% of Goal Achieved	<70%	70%	85%	100%	115%	130%	140% and above

% of Target Paid	0%	40%	70%	100%	130%	160%	200%

A hallmark of the annual cash incentive program has been a consistent and rigorous focus on achieving the Company’s annual net profit goal. The Committee has chosen net profit, not EBITDA or operating profit, as the chief financial metric for this program because it is the primary indicator of corporate performance to stockholders. When setting incentive compensation goals for the Named Executive Officers, the Committee believes that corporate performance is an appropriate measure of individual performance. Accordingly, the

2010 goal for four of the Named Executive Officers is based entirely upon Company performance relative to an overall net profit goal proposed by Company management and approved by the Committee within the first 90 days of each year. The target level represents an amount of net profit that the Committee determines is attainable with outstanding performance under expected economic conditions. The Committee assesses annual goal achievement and approves awards for the Named Executive Officers.

IC Awards for the Named Executive Officers are subject to the terms of the Senior Executive Yearly Incentive Compensation Plan (the “IC Plan”) approved by the stockholders as required by Section 162(m) of the Internal Revenue Code. The maximum amount that may be paid to any eligible participant in any year under the Plan is $4,000,000. The Committee, in its sole discretion, may reduce or eliminate (but not increase) any award earned by the Named Executive Officers based on an assessment of individual performance.

For 2010, the Company’s net profit target was $125 million and actual net profit was $457.6 million, an excellent result considering the difficult global recession in the transportation industry. The Committee approved award payments of 200 percent of the target award, which corresponds with achievement of 140 percent of the net profit goal for each Named Executive Officer. The Committee approved an overall payment for R. J. Christensen of 185 percent of target consisting of 140 percent achievement of the divisional net profit goal and 125 percent achievement for the business leadership goal of increasing business in South America. The Committee did not exercise discretion to make modifications to any award. The following table outlines the 2010 goals and incentive awards for each Named Executive Officer:

		Target Award		Award
	Financial	as a % of		Achieved as
	Performance	Base	Performance Measure	a % of
Name and Principal Position	Measure	Salary	as a % of Target	Target

M. C. Pigott	Company Profit Goal	100	100	200%
Chairman & Chief Executive Officer
T. E. Plimpton	Company Profit Goal	75	100	200%
Vice Chairman
J. G. Cardillo	Company Profit Goal	70	100	200%
President
D. D. Sobic	Company Profit Goal	60	100	200%
Executive Vice President
R. J. Christensen	Company Profit Goal	60	40	185%
Executive Vice President	Division Profit Goal		30
	Business Leadership		30

Long-Term Incentive Compensation (LTIP). The Company’s long-term incentive program is based on a multi-year performance period and provides annual grants of stock options, restricted stock and cash incentive awards. The LTIP aligns the interests of stockholders with those of executives to focus on long-term growth in stockholder value. The 2010 target for each element of the long-term compensation program for each Named Executive Officer is calculated as a percentage of base salary as indicated in the table below:

		Stock
Name	Long-Term Cash	Options	Restricted Stock

M. C. Pigott	150%	375%	150%
T. E. Plimpton	100%	375%	60%
J. G. Cardillo	90%	300%	60%
D. D. Sobic	70%	260%	50%
R. J. Christensen	60%	210%	40%

Long-term incentive compensation cash award. This program focuses on long-term growth in stockholder value by providing an incentive for superior Company performance that is measured against Peer Companies’ performance over a three-year period. Company performance is measured by three-year compound growth in net income, return on sales and return on capital (weighted equally) as compared to the Peer Companies (“Company Performance Goal”). Named Executive Officers and all executive officers are eligible for a long-

term incentive cash award based upon three-year performance goals approved by the Committee with a new performance period beginning every calendar year.

For the 2010-2012 cycle, the Committee approved the following goals:

	Financial Performance and	Performance
	Individual Performance Measures for	Measure as
Name	LTIP 2010-2012 Cycle	a % of Target

M. C. Pigott	Company Performance Goal	100
T. E. Plimpton	Company Performance Goal	100
J. G. Cardillo	Company Performance Goal	100
D. D. Sobic	Company Performance Goal	50
	Business Unit Profit	25
	Business Unit Leadership	25
R. J. Christensen	Company Performance Goal	50
	Business Unit Profit	25
	Business Unit Leadership	25

The Committee believes that three-year compound growth in net income, return on sales and return on capital are excellent indicators of the Company’s performance against the Peer Companies. The Company has used this rigorous comparison goal for over ten years. During that period the Company has demonstrated extraordinary performance against the Peer Companies and provided superior returns to stockholders. The target amount will be earned if the Company’s financial performance ranks above at least half of the Peer Companies. The maximum cash award amount will be earned if the Company’s financial performance ranks above all of the Peer Companies. No award will be earned if the Company’s financial performance ranks in the bottom 25 percent of the Peer Companies.

The remaining portion of the award for certain of the Named Executive Officers is based upon individual business unit goals determined by the Chief Executive Officer similar to those described above for the annual incentive plan, measured over a three-year performance cycle. The Committee assesses goal achievement for the prior three-year period in the April following completion of the applicable cycle and approves awards for the Named Executive Officers at such time. Long-term incentive cash awards are measured on a sliding scale as indicated below:

% of Goal Achieved	<75%	75%	100%	125%	150% and above

% of Target Paid	0%	50%	100%	150%	200%

In April 2010, the Committee determined cash awards for the three-year period 2007-2009 ending December 31, 2009. One hundred percent of the cash award for M. C. Pigott and T. E. Plimpton was based on the Company Performance Goal. For the 2007-2009 LTIP cycle, the Company achieved superior results and was third among all of Peer Companies that reported earnings. The Committee approved a payout of 155.6 percent of target on the Company Performance Goal for each Named Executive Officer reflecting excellent goal achievement and it did not exercise discretion to reduce or modify payment. The remaining 50 percent of the award for J. G. Cardillo was based on business unit performance. The Committee determined that J. G. Cardillo achieved 200 percent of his business unit performance objective, which resulted in an overall payout of 177.8 percent of target. The remaining award for D. D. Sobic was based 25 percent on business unit profit and 25 percent on business unit performance. The Committee determined that D. D. Sobic met the business unit performance goal and approved an overall payout of 117.8 percent of target. The remaining award for R. J. Christensen was based 30 percent on business unit profit and 40 percent on business unit performance. The Committee determined that R. J. Christensen exceeded the business unit performance goal and approved an overall payout of 106.7 percent of target. The long-term cash awards for the 2008-2010 LTIP cycle have not been determined as of the date of this proxy statement because Peer Group comparison data was not available.

The maximum amount that may be paid to any eligible participant in any year under this program is $6,000,000. The award is also subject to the conditions of payment set forth in the Long Term Incentive Plan, as required by Section 162(m) of the Internal Revenue Code. The Committee, in its sole discretion, may reduce or eliminate (but not increase) any award earned by the Named Executive Officers based on an assessment of individual performance.

Stock options.  The Committee includes stock options in its compensation program because stock options link the interests of executives directly with stockholders’ interests through increased individual stock ownership. Stock options are granted by the Committee once each year on a predetermined date after the fourth-quarter earnings release, and are not repriced. They become exercisable at the end of a three-year vesting period and expire ten years after the date of grant.

The Compensation Committee granted stock options on February 2, 2010. The number of options was determined by multiplying the executive’s base salary on February 2, 2010, by a target award percentage and dividing by the average closing price of the Company’s stock on the first five trading days of the year. The exercise price of stock options is the closing price of the Company’s stock on the date of grant, February 2, 2010. All stock options granted in 2010 vest and become exercisable on January 1, 2013, and remain exercisable until January 2020 unless the participant’s employment terminates for reasons other than retirement at age 65, or the participant is demoted to an ineligible position. Vesting may be accelerated in the event of a change in control.

Annual restricted stock program.  Performance-based restricted stock is included in the program because it provides an opportunity for executives to earn Company equity with performance-based compensation deductible under Section 162(m) of the Internal Revenue Code. The Committee sets a Company performance goal during the first 90 days of the year and restricted stock grants are made in the following year if the Committee determines that the performance goal is achieved. The restricted stock vests 25 percent per year over a four-year period beginning in the year of the grant. Unvested shares are forfeited upon termination unless termination is by reason of death, disability or retirement on or after age 62. All shares vest immediately upon a change in control. Each Named Executive Officer has the same rights as all other stockholders to vote the shares and receive cash dividends.

As reported in the 2010 proxy statement, the restricted stock program was suspended in 2009 to reduce compensation expense during the recession and the Named Executive Officers did not receive restricted stock awards in 2010. The Committee reinstated the program in 2010 for awards made in 2011. In February 2011, the Committee determined that the performance goal was achieved and approved restricted stock awards consistent with the target award percentage described on page 15.

Compensation of the Chief Executive Officer

The Committee applies the same compensation philosophy, policies and comparative data analysis to the Chairman and Chief Executive Officer as it applies to the other Named Executive Officers. The Chief Executive Officer is the only officer with overall responsibility for all corporate functions and, as a result, has a greater percentage of his total compensation based on the overall financial performance of the Company. Under his leadership, the Company has significantly outperformed the S&P 500 index for the ten-year period ending December 31, 2010. The Company has delivered an annualized total return to stockholders of 23.0 percent versus the S&P 500 1.4 percent return in the last decade.

The Chief Executive Officer has received no increase in base salary since January 1, 2008. He received no restricted stock award in 2010 because the program was suspended and he declined his 2009 restricted stock award. The Committee reviewed his salary in 2010 and approved a 5.2 percent increase, effective January 1, 2011, which is consistent with the Company’s overall compensation guidelines. The Company has a share match program that enables the Chief Executive Officer to purchase Company stock either by exercising stock options or through open market purchases. He may receive a matching award of restricted stock if rigorous performance goals are met. The program provides for a maximum of 562,500 restricted shares and an annual limit of 150,000 shares. Restricted match shares vest after five years if the Company’s earnings per share growth over the same five-year period meets or exceeds at least fifty percent of the Peer Companies. The Chief Executive Officer has the same rights as all other stockholders to vote the shares and receive cash dividends. With certain exceptions, all restricted match shares will be forfeited if the performance threshold is not achieved or if the Chief Executive Officer terminates employment with the Company during the vesting period. If the purchased shares are sold before the vesting period, an equal number of restricted match shares will be forfeited. No matching shares were granted under this program in 2010.

Deferral of Annual and Long-Term Performance Awards

The Committee administers a Deferred Compensation Plan described on page 26 which allows eligible employees to defer cash incentive awards into an income account or a stock unit account. Both accounts are unfunded and unsecured. This program provides tax and retirement planning benefits to participants and market-based returns on amounts deferred. Certain deferrals are subject to Internal Revenue Code Section 409A. Payouts from the income account are made in cash either in a lump sum or in a maximum of 15 annual installments in accordance with the executive’s payment election. Stock units credited under the Deferred Compensation Plan are disbursed in a one-time payment of Company shares. Participation in the Deferred Compensation Plan is voluntary.

Stock Ownership Guidelines

The Board of Directors approved stock ownership guidelines for the Company’s executive officers and directors to link their long-term economic interest directly to that of the Company stockholders. The Chief Executive Officer is expected to hold a minimum of five times his base salary in Company stock and/or deferred stock units. Other executive officers are expected to hold a minimum of one times their base salary in Company stock, vested stock options and/or deferred stock units. Executive officers have three years to attain this ownership threshold. All executive officers are in compliance as of January 1, 2011.

Changes Approved for 2011

The Committee approved the following changes in 2010 to be effective in 2011:

•	The Committee reviewed the Long Term Incentive Plan (“LTIP”) and the Senior Executive Yearly Incentive Compensation Plan (“SEI”) reflecting the requirement to obtain stockholder approval of each plan’s performance goals in 2011. The Committee approved the addition of two performance goals, return on revenue and return on net assets, and approved an increase in the maximum LTIP cash award from $6.0 million to $6.5 million and an increase in the SEI maximum cash award from $4.0 to $4.5 million. The maximum cash awards had not been updated since 2006 and were adjusted to reflect inflation over the five-year period. The plan changes are effective January 1, 2011 subject to stockholder approval as described further in this proxy statement.

•	The Committee increased the percentage of base salary used to determine annual incentive compensation target awards for 2011 for the majority of the employees eligible for the program. This action was taken to better align PACCAR compensation with the market median based on the external study conducted by Mercer, which showed that PACCAR’s target annual incentive compensation was between 10 and 54 percent below the market median. The 2011 target for each Named Executive Officer, calculated as a percentage of base salary, is indicated in the following table:

Annual Incentive Compensation

	Target Award as a % of Base Salary
Name	New	Prior

M. C. Pigott	110	100
T. E. Plimpton	90	75
D. D. Sobic	65	60
R. J. Christensen	65	60

•	The Committee approved a revision to the list of Peer Companies used to measure financial performance when evaluating the cash portion of the LTIP as described on page 13. Companies were ranked on how closely they matched the Company on industrial and revenue comparability, return on sales and business cycle correlation. Seven of the existing peers were removed because they did not meet one or more of the criteria and seven companies were added. Beginning with the 2011-2013 LTIP cycle, the eleven Peer Companies will be: Agco Corporation, ArvinMeritor Inc., Caterpillar Inc, Cummins Inc, Dana Holding Corporation, Deere & Company, Eaton Corporation, Navistar International Corporation, Oshkosh Corporation, Scania AB and AB Volvo.

Effect of Post-Termination Events

The Company has no written employment agreement with its Chief Executive Officer or with any Named Executive Officer. Executive compensation programs provide full benefits only if a Named Executive Officer remains with the Company until normal retirement at age 65. J. G. Cardillo retired at the end of 2010 at age 62 and forfeited unvested stock options and long-term incentive cash for the partially completed 2009-2011 and 2010-2012 cycles. All outstanding restricted stock awards vested on his retirement. In general, upon a termination without cause a Named Executive Officer retains vested benefits but receives no enhancements or severance. In a termination for cause, the executive forfeits all benefits except those provided under a qualified pension plan. Annual and long-term cash incentives are prorated upon retirement at age 65 or death and are awarded at the maximum level upon a change in control. The annual restricted stock grants become fully vested at retirement, death or a change in control. The Company believes that the benefits described in this section help it attract and retain its executive officers by providing financial security in the event of certain qualifying terminations of employment or a change of control of the Company. The fact that the Company provides these benefits does not materially affect other decisions that the Company makes regarding compensation. The Company maintains a separation pay plan for all U.S. salaried employees that provide a single payment of up to six months of base salary in the event of job elimination in a business restructuring or reduction in the workforce. The Named Executive Officers are eligible for the benefit on the same terms as any other eligible U.S. salaried employee.

Effect of Accounting or Tax Treatment

Company policy is to structure compensation arrangements that preserve tax deductions for executive compensation under Section 162(m) of the Internal Revenue Code. Cash awards paid to Named Executive Officers under the IC Plan and under the LTIP are subject to certain conditions of payment intended to preserve deductibility imposed under Section 162(m). The Committee establishes a yearly funding plan limit equal to a percentage of the Company’s net income and assigns each Named Executive Officer a percentage of each fund. In 2010, the funding limit for the Named Executive Officers under the IC Plan equaled three percent of the Company’s net income and the limit for the LTIP equaled one percent of the Company’s cumulative net income for the 2010-2012 performance cycle. The Committee can exercise discretion to reduce or eliminate any award earned by the Named Executive Officers based on an assessment of individual performance against preapproved goals. The cash incentive awards to the Named Executive Officers under both plans are subject to the pre-established funding and plan limits even if some or all of the executive’s performance goals have been exceeded. The Committee retains the flexibility to pay compensation that is not fully deductible within the limitations of Section 162(m) if it determines that such action is in the best interests of the Company and its stockholders in order to attract, retain and reward outstanding executives. The Company offers compensation programs that are intended to be tax efficient for the Company and for the executive officers.

Conclusion

The Company’s compensation programs are designed and administered in a manner consistent with its executive compensation philosophy and guiding principles. The programs emphasize the retention of key executives and appropriate rewards for excellent results. The Committee monitors these programs in recognition of the dynamic marketplace in which the Company competes for talent. The Company will continue to emphasize pay-for-performance and equity-based incentive programs that compensate executives for results that are consistent with generating outstanding performance for its stockholders.

COMPENSATION COMMITTEE REPORT

The Committee reviewed and discussed the Compensation Discussion and Analysis Section (CD&A) for 2010 with management. Based on the Committee’s review and its discussions with management, the Committee recommends to the Board of Directors that the Compensation Discussion and Analysis Section be included in the Company’s proxy statement for the 2011 Annual Meeting.

THE COMPENSATION COMMITTEE

C. R. Williamson, Chairman
A. J. Carnwath
K. S. Hachigian
G. M. E. Spierkel

Summary Compensation

The following table provides information on compensation for the Named Executive Officers for the last three fiscal years ended December 31, 2010:

						Change in
						Pension Value
						and
						Nonqualified
					Non-Equity	Deferred
			Stock	Option	Incentive Plan	Compensation	All Other
Name and Principal			Awards	Awards	Compensation	Earnings	Compensation
Position	Year	Salary ($)	($)(a)	($)(b)	($)(c)	($)(d)	($)(e)	Total ($)

M. C. Pigott	2010	1,350,000	0	1,774,097	2,700,000	1,901,226	7,350	7,732,673
Chairman and Chief	2009	1,350,000	0	1,642,321	3,034,200	1,203,430	2,450	7,232,401
Executive Officer	2008	1,348,846	2,951,514	848,766	3,333,750	1,400,351	11,500	9,894,727

T. E. Plimpton	2010	886,538	0	1,051,330	1,337,500	1,684,362	7,350	4,967,080
Vice Chairman	2009	800,000	461,102	702,882	945,270	749,593	2,450	3,661,297
(principal financial officer)	2008	736,885	380,923	357,121	1,475,761	916,476	11,500	3,878,666

J. G. Cardillo	2010	668,269	0	657,075	939,166	1,016,072	31,870	3,312,452
President	2009	625,000	267,924	549,134	616,077	351,033	173,433	2.582,601
	2008	552,423	221,290	215,785	527,878	516,110	11,500	2,044,986

D. D. Sobic	2010	463,231	0	419,134	556,500	544,757	7,350	1,990,972
Executive Vice	2009	460,000	166,682	323,327	272,118	162,208	2,450	1,386,785
President	2008	408,019	137,769	135,554	391,031	292,890	11,500	1,376,763

R. J. Christensen	2010	419,231	0	294,373	445,541	481,308	7,350	1,647,803
Executive Vice President

(a)	Represents the grant date fair value of restricted stock awards on February 6, 2009, January 30, 2008 and February 19, 2008 calculated in accordance with FASB ASC Topic 718. For additional information, refer to Notes in the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the applicable fiscal year as shown in footnote (b) below. Amounts for M. C. Pigott for 2008 include two restricted stock grants, one of which is the performance-based share match. The compensation cost for the share match award is based upon the probable outcome of the performance condition as of the grant date consistent with FASB ASC Topic 718. The maximum grant date fair value of the February 19, 2008 share match award is $6,444,000.

(b)	Represents the aggregate grant date fair value of stock options granted under the Company’s Long Term Incentive Plan (LTIP) on February 2, 2010, February 6, 2009 and January 30, 2008 calculated in accordance with FASB ASC Topic 718. For additional accounting information, including the Company’s Black-Scholes-Merton option pricing model assumptions, refer to Note Q in the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for 2010 and Note R for 2009 and 2008.

(c)	Amounts for 2010 represent the awards earned under the IC Plan in 2010 that are determined and paid in 2011. Cash awards earned under the LTIP for the 2008 – 2010 cycle will not be determined until late April 2010. Non-Equity Incentive Plan Compensation amounts for 2009 and 2008 include awards under both plans.

(d)	Represents the interest earned under the Deferred Compensation Plan in excess of 120 percent of the applicable federal long-term rate as prescribed under Section 1274(d) of the Internal Revenue Code (M. C. Pigott $715; T. E. Plimpton $13,623; J. G. Cardillo $9,075; D. D. Sobic $0; R. J. Christensen $1,692 and the aggregate change in value during 2010 of benefits accrued under the Company’s qualified defined benefit retirement plan and Supplemental Retirement Plan (M. C. Pigott $1,900,512; T. E. Plimpton $1,670,739; J. G. Cardillo $1,006,997; D. D. Sobic $544,757; R. J. Christensen $479,616). Company retirement benefits are described in the accompanying Pension Benefits disclosure.

(e)	Represents Company matching contributions to the Company’s 401(k) Savings Investment Plan of $7,350 for each Named Executive Officer for 2010; $2,450 for 2009 and $11,500 for 2008. Amount for J. G. Cardillo also includes tax equalization of $24,520 in 2010 and $170,983 in 2009 in connection with an overseas assignment. Aggregate perquisites were less than $10,000 for each Named Executive Officer.

Grants of Plan-Based Awards

The following table shows all plan-based awards granted to the Named Executive Officers during 2010:

					Estimated
					Future
					Payouts	All Other	All Other
					Under	Stock	Option
					Equity	Awards:	Awards:	Exercise	Grant Date
					Incentive	Number of	Number of	or Base	Fair Value
		Estimated Future Payouts Under			Plan	Shares of	Securities	Price of	of Stock
		Non-Equity Incentive Plan Awards			Awards	Stock or	Underlying	Option	And Option
	Grant	Threshold	Target	Maximum	Target	Units	Options	Awards	Awards
Name	Date	($)	($)	($)	(#)	(#)	(#)	($/Sh)	($)

M. C. Pigott
Stock Options(a)	2/2/10	-	-	-	-	-	134,492	36.12	1,774,097
LTIP Cash(a)		184,091	2,025,000	4,050,000	-	-	-	-	-
Annual Incentive Cash(b)		540,000	1,350,000	2,700,000	-	-	-	-	-

T. E. Plimpton
Stock Options(a)	2/2/10	-	-	-	-	-	79,700	36.12	1,051,331
LTIP Cash(a)		72,727	800,000	1,600,000	-	-	-	-	-
Annual Incentive Cash(b)		267,500	668,750	1,337,500	-	-	-	-	-

J. G. Cardillo
Stock Options(a)	2/2/10	-	-	-	-	-	49,812	36.12	657,075
LTIP Cash(a)		25,568	562,500	1,125,000	-	-	-	-	-
Annual Incentive Cash(b)		187,833	469,583	939,166	-	-	-	-	-

D. D. Sobic
Stock Options(a)	2/2/10	-	-	-	-	-	31,774	36.12	419,134
LTIP Cash(a)		14,636	322,000	644,000	-	-	-	-	-
Annual Incentive Cash(b)		111,300	278,250	556,500	-	-	-	-	-

R. J. Christensen
Stock Options(a)	2/2/10	-	-	-	-	-	22,316	36.12	294,373
LTIP Cash(a)		10,909	240,000	480,000	-	-	-	-	-
Annual Incentive Cash(b)		28,900	240,833	481,666	-	-	-	-	-

(a)	Represents grants and awards under the LTIP described on page 15.

(b)	Represents awards under the Company’s Senior Executive Yearly Incentive Compensation Plan (IC) described on page 14.

Outstanding Equity Awards at Fiscal Year-End

The following table shows all outstanding stock option and restricted stock awards held by the Named Executive Officers on December 31, 2010:

	Option Awards(a)					Stock Awards
									Equity
									Incentive
								Equity	Plan
								Incentive	Awards:
								Plan	Market or
							Market	Awards:	Payout
							Value of	Number of	Value of
							Shares	Unearned	Unearned
							or Units	Shares,	Shares,
	Number of	Number of					of Stock	Units or	Units or
	Securities	Securities				Number of	That	Other	Other
	Underlying	Underlying				Shares or Units of	Have	Rights	Rights That
	Unexercised	Unexercised	Option Exercise	Option	Option	Stock That Have Not	Not	That Have	Have Not
	Options (#)	Options (#)	Price	Vesting	Expiration	Vested	Vested	Not Vested	Vested
Name	Exercisable	Unexercisable	($)	Date	Date	(#)	($)(g)	(#)	($)(g)

M. C. Pigott	284,724	0	12.5353	1/1/05	1/23/12	11,226(b)	643,699	37,500 (e)	2,150,250
	248,427	0	13.9555	1/1/06	1/15/13	19,790(c)	1,134,759	150,000 (f)	8,601,000
	135,067	0	25.3126	1/1/07	1/15/14
	173,043	0	32.1111	1/1/08	1/20/15
	147,343	0	32.2267	1/1/09	1/26/16
	112,266	0	44.5600	1/1/10	1/31/17
	0	98,956	45.7400	1/1/11	1/30/18
	0	194,004	30.8100	1/1/12	2/06/19
	0	134,492	36.1200	1/1/13	2/02/20

T. E. Plimpton	25,255	0	25.3126	1/1/07	1/15/14	2,331(b)	133,660
	63,990	0	32.1111	1/1/08	1/20/15	4,164(c)	238,764
	60,354	0	32.2267	1/1/09	1/26/16	11,224(d)	643,584
	46,635	0	44.5600	1/1/10	1/31/17
	0	41,636	45.7400	1/1/11	1/30/18
	0	83,030	30.8100	1/1/12	2/06/19
	0	79,700	36.1200	1/1/13	2/02/20

J. G. Cardillo	29,640	0	44.5600	1/1/10	1/31/17	1,077(b)	61,755
	0	25,158	45.7400	1/1/11	1/30/18	2,418(c)	138,648
	0	64,868	30.8100	1/1/12	2/06/19	6,522(d)	373,971
	0	49,812	36.1200	1/1/13	2/02/20

D. D. Sobic	9,000	0	25.3126	1/1/07	1/15/14	1,506(c)	86,354
	14,305	0	32.1111	1/1/08	1/20/15	4,057(d)	232,628
	16,321	0	32.2267	1/1/09	1/26/16
	18,618	0	44.5600	1/1/10	1/31/17
	0	15,804	45.7400	1/1/11	1/30/18
	0	38,194	30.8100	1/1/12	2/06/19
	0	31,774	36.1200	1/1/13	2/02/20

R. J. Christensen	15,021	0	32.1111	1/1/08	1/20/15	704(c)	40,367
	16,321	0	32.2267	1/1/09	1/26/16	1,897(d)	108,774
	14,508	0	44.5600	1/1/10	1/31/17
	0	12,316	45.7400	1/1/11	1/30/18
	0	28,742	30.8100	1/1/12	2/06/19
	0	22,316	36.1200	1/1/13	2/02/20

(a)	Represents stock options granted under the LTIP. The vesting date may be accelerated if a change in control occurs. Options expire ten years from the date of grant unless employment is terminated earlier.

(b)	Represents restricted stock granted January 31, 2007. Twenty-five percent of the shares vest on each subsequent January 1. The remaining vesting date is January 1, 2011.

(c)	Represents restricted stock granted January 30, 2008. Twenty-five percent of the shares vest on each subsequent January 1. The remaining vesting dates are January 1, 2011 and January 1, 2012.

(d)	Represents restricted stock granted on February 6, 2009. Twenty-five percent of the shares vest on each subsequent January 1. The remaining vesting dates are January 1, 2011 and January 1, 2012 and January 1, 2013.

(e)	Represents restricted stock under the share match program scheduled to vest on December 31, 2011.

(f)	Represents restricted stock under the share match program scheduled to vest on December 31, 2012.

(g)	The amount shown represents the number of shares multiplied by the closing price of the Company’s stock on December 31, 2010 of $57.34.

Option Exercises and Stock Vested

The following table shows all stock options exercised and restricted stock awards that vested during 2010 for the Named Executive Officers and the value realized upon exercise or vesting:

	Option Awards		Stock Awards
			Number of
		Value	Shares
	Number of	Realized	Acquired on	Value Realized
	Shares Acquired	on Exercise	Vesting	on Vesting
Name	on Exercise (#)	($)	(#)	($)

M. C. Pigott(a)	342,339	14,814,435	35,857	1,330,222
T. E. Plimpton	79,128	2,587,314	7,431	289,239
J. G. Cardillo	75,231	1,483,033	3,622	142,829
D. D. Sobic	10,313	288,161	753	27,311
R. J. Christensen	0	0	352	12,767

(a)	M. C. Pigott exercised stock options that were granted in 2001 and due to expire in accordance with the LTIP agreement.

Pension Benefits

The following table shows the present value of the retirement benefit payable to the Named Executive Officers under the Company’s noncontributory retirement plan and Supplemental Retirement Plan as of December 31, 2010:

			Present
		Number of	Value of	Payments
		Years	Accumulated	During Last
		Credited Service	Benefit	Fiscal Year
Name	Plan Name	(#)	($)	($)

M. C. Pigott	Retirement Plan	31	895,667	0
	Supplemental Retirement Plan	31	11,984,240	0
T. E. Plimpton	Retirement Plan	34	1,265,573	0
	Supplemental Retirement Plan	34	7,336,165	0
J. G. Cardillo	Retirement Plan	20	789,690	0
	Supplemental Retirement Plan	20	2,834,344	0
D. D. Sobic	Retirement Plan	20	617,249	0
	Supplemental Retirement Plan	20	1,242,304	0
R. J. Christensen	Retirement Plan	27	667,418	0
	Supplemental Retirement Plan	27	1,143,824	0

The Company’s qualified noncontributory retirement plan has been in effect since 1947. The Named Executive Officers participate in this plan on the same basis as other salaried employees. Employees are eligible to become a member in the plan after completion of 12 months of employment with at least 1,000 hours of service. The plan provides benefits based on years of service and salary. Participants are vested in their retirement benefits after five years of service.

The benefit for each year of service, up to a maximum of 35 years, is equal to one percent of highest average salary plus 0.5 percent of highest average salary in excess of the Social-Security-covered compensation level. Highest average salary is defined as the average of the highest 60 consecutive months of an employee’s cash compensation, which includes base salary and annual incentive cash compensation, but it excludes compensation under the LTIP. The benefits are not subject to any deduction for Social Security or other offset amounts. Benefits from the plan are paid as a monthly single-life annuity or, if married, actuarially-equivalent 50 percent, 75 percent or 100 percent joint and survivor annuity options are also available. Survivor benefits based on the 50 percent joint and survivor option will be paid to an eligible spouse if the employee is a vested member in the plan and dies before retirement.

The Company’s unfunded Supplemental Retirement Plan (SRP) provides a retirement benefit to those affected by the maximum benefit limitations permitted for qualified plans by the Internal Revenue Code and to those deferring incentive compensation bonuses. The benefit is equal to the amount of normal pension benefit reduction resulting from the application of maximum benefit and salary limitations and the exclusion of deferred incentive compensation bonuses from the retirement plan benefit formula. Benefits from the plan are paid as a lifetime monthly annuity or a single lump-sum distribution at the executive’s election and will be made at the later of: (1) termination of employment or (2) the date the participant attains age 55. If the participant dies before the supplemental benefit commencement date, the participant’s surviving spouse will be eligible to receive a survivor pension for the amount by which the total survivor pension benefit exceeds the surviving spouse’s retirement plan benefit.

Normal retirement age under both plans is 65 and participants may retire early between ages 55 and 65 if they have 15 years of service. For retirement at ages 55 through 61 with 15 years of service, pension benefits are reduced four percent per year from age 65. For retirement at or after age 62 with 15 years of service, there is no reduction in retirement benefits. As of December 31, 2010, J. G. Cardillo was eligible for an unreduced benefit and M. C. Pigott, T. E. Plimpton and D. D. Sobic are eligible for a reduced early retirement benefit.

The Pension Plan table shows the present value of the accrued retirement benefits for the Named Executive Officers under the Company’s retirement plan and Supplemental Retirement Plan based on highest average salary and service as of December 31, 2010. The retirement benefits were calculated using the assumptions found in the Notes for Consolidated Financial Statements under Note L of the Company’s 2010 Annual Report on Form 10-K. Depending on executive recruitment considerations, additional years of service may be offered to new executives.

Nonqualified Deferred Compensation

The following table provides information about the deferred compensation accounts of the Named Executive Officers as of December 31, 2010. Amounts deferred reflect cash awards payable in prior years but voluntarily deferred by the executive:

	Executive	Aggregate	Aggregate	Aggregate
	Contribution in	Earnings in	Withdrawals/	Balance as of
	2010	2010	Distributions	12/31/2010
Name	($)	($)	($)	(a)($)

M. C. Pigott	0	3,239,017	0	8,807,670
T. E. Plimpton	0	481,015	0	5,071,406
J. G. Cardillo	0	146,949	0	2,917,070
D. D. Sobic	0	0	0	0
R. J. Christensen	0	27,402	0	543,956

(a)	To the extent required to be reported, all cash awards were reported as compensation to the Named Executive Officer in the Summary Compensation Table for previous years.

The Company’s Deferred Compensation Plan provides all eligible employees, including the Named Executive Officers, an opportunity to voluntarily defer all or part of the cash awards earned and payable under the LTIP and the IC Plan. The Company makes no contributions to the Plan. Accounts are credited with interest or dividend equivalents as described below.

A portion of the amount in the 2010 Aggregate Earnings column is reported in the Summary Compensation Table for the Named Executive Officers as follows: M. C. Pigott $715; T. E. Plimpton $13,623; J. G. Cardillo $9,075; D. D. Sobic $0; R. J. Christensen $1,692.

The Named Executive Officers have elected to defer into an income account, a stock unit account or any combination of each. Deferral elections were made in the year before the award was payable. Cash awards were credited to the income account as of January in the year the award was payable and interest is compounded quarterly on the account balance based on the simple combined average of monthly Aa Industrial Bond Yield averages for the previous quarter. The Named Executive Officer may elect to be paid out the balance in the income account in a lump sum or in up to 15 substantially equal annual installments. Cash awards credited to the stock unit account are based on the average closing price of a share of the Company’s common stock on the first five trading days in January of the year the cash award was payable. Dividend equivalents are credited to the stock unit account based on the closing price of the Company’s common stock on the date the dividend is paid to stockholders. The stock unit account is paid out in a single distribution of whole shares of the Company’s common stock.

Potential Payments Upon Termination or Change in Control

The Named Executive Officers do not have severance or change in control agreements with the Company. The information below describes certain compensation that would become payable under existing plans if each Named Executive Officer’s employment terminated or a change in control occurred on December 31, 2010. These payments are in addition to deferred compensation balances and the present value of accumulated Supplemental Retirement Plan benefits reported in the “Nonqualified Deferred Compensation” and “Pension Benefits” tables.

	M. C.	T. E.	J. G.	D. D.	R. J.
	Pigott	Plimpton	Cardillo	Sobic	Christensen

Termination for Cause	$0	$0	$0	$0	$0
Termination Without Cause	0	0	0	0	0
Retirement
Annual Incentive Plan	2,700,000	1,337,500	939,166	556,500	N/A
Long-Term Performance Award	2,025,000	639,000	346,500	231,000	N/A
Restricted Stock	12,529,707	1,016,007	979,310	318,982	N/A
Total	17,254,707	2,992,507	2,264,976	1,106,482	N/A
Death
Annual Incentive Plan	2,700,000	1,337,500	939,166	556,500	445,541
Long-Term Performance Award	3,240,000	1,172,333	721,500	445,667	340,000
Restricted Stock	12,529,707	1,016,007	574,375	318,982	149,141
Total	18,469,707	3,525,840	2,235,041	1,321,149	934,682
Change in control
Annual Incentive Plan	2,700,000	1,337,500	939,166	556,500	481,666
Long-Term Performance Award	6,480,000	2,344,667	1,443,000	891,333	680,000
Restricted Stock	12,529,707	1,016,007	574,375	318,982	149,141
Total	21,709,707	4,698,174	2,956,541	1,766,815	1,310,807

Termination for Cause. If a Named Executive Officer had been terminated for “cause,” as defined in the Company’s LTIP, all unpaid cash incentives under the IC Plan and the LTIP, stock options (vested and unvested), restricted stock, deferred compensation balances and accrued Supplemental Retirement Plan benefits would have been immediately forfeited.

Resignation or Termination Without Cause. If a Named Executive Officer had resigned or been terminated without cause, all unpaid incentives under the IC Plan and the LTIP, unvested stock options and restricted stock would have been immediately forfeited. Vested stock options with expiration dates of January 25, 2010, through January 15, 2014, would remain exercisable for three months from the date of termination. All other vested stock options would remain exercisable for one month from the date of termination (expiration dates and number of stock options are disclosed in the “Outstanding Equity Awards at Fiscal Year-End” table).

Deferred compensation balances, as described in the Nonqualified Deferred Compensation Table, would be paid in a lump sum or in installments according to the payment election filed by the Named Executive Officer. The Named Executive Officer may elect to have such payments made or commence in any January that is at least 12 months from the date of such payment election, but no later than the first January following the year in which the executive attains age 70-1/2.

Accrued Supplemental Retirement Plan benefits described under the Pension Benefits Table would be paid in a form previously elected by the Named Executive Officer. M. C. Pigott, T. E. Plimpton, and J. G. Cardillo would receive single lump-sum cash payments. D. D. Sobic and R. J Christensen would receive monthly annuities payable for life. If termination occurred on December 31, 2010, these payments would be made or would commence in accordance with the terms of the Plan on January 1, 2011 for M. C. Pigott, T. E. Plimpton, J. G. Cardillo and D. D. Sobic. Payments for R. J. Christensen would begin at age 55.

Retirement. R. J. Christensen was not eligible to receive retirement benefits on December 31, 2010 due to the age threshold. All others were eligible for early retirement benefits only. Deferred compensation balances and accumulated Supplemental Retirement Plan benefits would have been payable for the other Named Executive Officers as described above under “Resignation or Termination without Cause”

Annual incentive compensation earned in 2010 would have been paid in the first quarter of 2011 and long-term incentive cash awards earned under the 2008-2010 performance cycle would be paid in April 2011 based on actual performance against goals. The long-term performance awards in the table reflect target awards. Unvested stock options would have been immediately forfeited and vested stock options would have remained exercisable for 12 months following the date of retirement. All annual restricted stock would be immediately vested if retirement is age 62 or greater. J. G. Cardillo, who retired as President in December 2010 at age 62, was eligible for the benefits stated above. Amounts listed include a restricted stock award in 2011 for 2010 performance.

Death. In the event of death on December 31, 2010, beneficiaries of the Named Executive Officers would have been entitled to receive all of the benefits that would have been paid to a Named Executive Officer who had retired on that date as described above, with the following exceptions:

Long-term incentive cash awards earned under the 2009-2011 LTIP performance cycle and the 2010-2012 LTIP performance cycle would have been paid on a prorated basis (2/3 and 1/3, respectively) following completion of the cycle, based on actual performance against goals. Restricted stock awarded under the share match program would vest following completion of the cycle if the performance goal is achieved.

Change in control. Benefits payable in the event of a change in control on December 31, 2010, are the same as benefits payable in the event of death on the same date (as described above) with the following exceptions:

Named Executive Officers would have been entitled to a maximum IC award for 2010 (200 percent of target), a maximum long-term incentive cash award under the 2008-2010 performance cycle of the LTIP and a maximum prorated award under the 2009-2011 and the 2010-2012 performance cycles based on the number of full or partial months completed in the performance cycle. The maximum payout amounts are shown in the table above and would have been paid in a lump sum immediately following the change in control. All restricted stock would vest immediately.

Deferred compensation balances would have been paid as a single lump sum in cash from the “income account” and whole shares of the Company’s common stock from the “stock account” immediately following the change in control.

In addition, in the event of a change in control, the Compensation Committee of the Board of Directors has the discretionary authority to provide the following additional benefits:

•	Immediate vesting of all unvested stock options. The value of unvested options that could have been immediately vested upon a change in control on December 31, 2010, for each Named Executive Officer was: M. C. Pigott $9,148,736; T. E. Plimpton $4,376,998; J. G. Cardillo $3,069,791; D. D. Sobic $1,870,858; R. J. Christensen $1,378,936.

•	Increased Supplemental Retirement Benefits. If the Committee chooses to terminate the Supplemental Retirement Plan upon a change in control, the value of accrued benefits under the plan would be paid in a single lump sum immediately following the change in control. The additional Supplemental Retirement Plan benefits that would have been paid had the plan been terminated following a change in control on December 31, 2010 are as follows: M. C. Pigott $6,572,216; T. E. Plimpton $2,185,876; J. G. Cardillo $1,205,216; D. D. Sobic $652,116; R. J. Christensen $803,948. For purposes of calculating the value of the benefit to be paid upon such a plan termination, the normal actuarial factors and assumptions used to determine “Actuarial Equivalent” under the qualified retirement plan will be used with the exception of the interest rate, which will be zero percent.

EQUITY COMPENSATION PLAN INFORMATION

	Number of Securities		Number of Securities Remaining
	To Be Issued Upon	Weighted-Average	Available for Future Issuance
	Exercise of Outstanding	Exercise Price of	Under Equity Compensation
	Options, Warrants, and	Outstanding Options,	Plans (Excluding Securities
	Rights	Warrants and Rights	Reflected in Column (a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders	5,651,744	$32.18	18,519,908
Equity compensation plans not approved by security holders	None	None	None
Total	5,651,744	$32.18	18,519,908

(a)	The number of securities reported includes the PACCAR Inc Long Term Incentive Plan (LTIP) and the Restricted Stock and Deferred Compensation Plan for Non-Employee Directors (RSDC Plan). Securities to be issued include 369,437 shares, which represent deferred cash awards payable in stock.

(b)	The weighted-average exercise price does not include the deferred stock account balances referenced above.

(c)	The number of securities remaining is comprised of shares authorized under the following two plans: (a) 17,566,297 shares under the LTIP, which provides for awards in the form of Restricted Shares, Stock Units, Options (which may constitute incentive stock options or nonstatutory stock options), stock appreciation rights, as well as deferred cash awards payable in stock; and (b) 953,611 shares under the RSDC Plan that provides for annual grants of restricted stock, and restricted stock units, as well as deferred cash awards payable in stock.

ITEM 2:	ADVISORY VOTE ON COMPENSATION OF THE NAMED EXECUTIVE OFFICERS (“SAY ON PAY”)

In 2011, stockholders of public companies have an opportunity to vote on an advisory basis to approve the compensation of the named executive officers as required by section 14A of the Securities Exchange Act (15 U.S.C. 78n-1) (known as a “say on pay” vote). PACCAR executives have delivered outstanding average annual returns to Company stockholders over the past decade of 23.0 percent versus the S&P 500’s 1.4 percent. The Company’s executive compensation program provides good incentives for executives to deliver excellent short- and long-term business performance and stockholder returns. The Board of Directors recommends an advisory vote to APPROVE the compensation of the Named Executive Officers.

The Compensation Discussion and Analysis (CD&A) beginning on page 12 of this Proxy Statement describes in detail the Company’s executive compensation program and the decisions made by the Compensation Committee in 2010. Highlights of the program include the following:

•	Incentive-based pay represents approximately 80 percent of a Named Executive Officer’s target total compensation, with approximately 64 percent related to long term incentives and the remaining 16 percent related to achievement of challenging annual performance metrics.

•	The Named Executive Officers earn long-term equity awards in the form of restricted stock and stock options subject to multiple-year vesting requirements. The Company believes these awards ensure that a significant portion of the executives’ compensation reflects long-term growth in stockholder value.

•	All Named Executive Officers own PACCAR stock at least equivalent to one times their base salary. The CEO owns PACCAR stock greater than five times his base salary.

•	None of the Named Executive Officers has an employment agreement or severance arrangement.

The Company believes the compensation program for the Named Executive Officers was instrumental in enabling the Company to achieve profitability during the recent recession. The Company has generated 72 consecutive years of net income, paid dividends every year since 1941 and has delivered excellent long-term stockholder returns.

The Company requests stockholders approve the following resolution:

“RESOLVED, THAT THE COMPENSATION PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS, AS DISCLOSED PURSUANT TO ITEM 402 OF REGULATION S-K INCLUDING THE COMPENSATION DISCUSSION AND ANALYSIS, COMPENSATION TABLES AND NARRATIVE DISCUSSION, IS HEREBY APPROVED.”

This advisory vote is an excellent method for stockholders to provide input on the Company’s executive compensation program. Although the vote is not binding on the Company, the Board and Compensation Committee value the opinions expressed by stockholders and will consider the outcome of the vote when evaluating future executive compensation decisions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 2.

ITEM 3:	ADVISORY VOTE ON THE FREQUENCY OF THE “SAY ON PAY” VOTE ON COMPENSATION OF THE NAMED EXECUTIVE OFFICERS

Stockholders are asked to vote on the timing of future advisory votes on compensation of the Named Executive Officers as required by section 14A of the Securities Exchange Act (15 U.S.C. 78n-1). Stockholders may choose among four options (holding the vote every one, two or three years, or abstain from voting). The Board of Directors recommends a vote every THREE YEARS because this frequency is consistent with its long-term approach to executive compensation.

•	Essential components of the Company’s Long Term Incentive Plan are measured over a three-year performance cycle. Therefore it is appropriate for the advisory “say on pay” vote to occur over a similar timeframe.

•	A three-year cycle will provide stockholders sufficient time to evaluate the effectiveness of the Company’s short- and long-term compensation strategies and company performance.

•	A three-year cycle allows the Board and the Compensation Committee to respond to stockholders’ suggestions and to implement modifications to its executive compensation policies and procedures.

This advisory vote is an excellent method for stockholders to provide input on the Company’s executive compensation program. Although the vote is not binding on the Company, the Board and Compensation Committee will review and consider the results of the vote in determining how often to conduct the stockholder vote on compensation of the Named Executive Officers.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE OF THREE YEARS ON ITEM 3.

ITEM 4:	PROPOSAL TO APPROVE THE AMENDED AND RESTATED LONG TERM INCENTIVE PLAN (LTIP)

Introduction

The Board of Directors RECOMMENDS the approval of the LTIP attached to this proxy statement as Appendix A. Stockholders approved the LTIP in 1991 and approved amendments to the Plan in 1997, 2002 and 2006. The LTIP is designed to encourage key employees of the Company and its subsidiaries to focus on long range objectives, to attract and retain key employees with exceptional qualifications, and to link key employees to stockholder interests through equity ownership and cash awards. There are approximately 206 key employees designated by the Compensation Committee who participate in the LTIP, including the Named Officers identified earlier in this proxy statement.

Description of the Proposal

Under the Internal Revenue Code (the “Code”), publicly held companies may not deduct compensation over $1 million paid to certain executive officers in any one year. Section 162(m) of the Code provides an exception for “performance-based” compensation when the material terms of the performance goals are approved by stockholders every five years. The stockholders last approved the LTIP performance goals in 2006. The stockholders are asked to approve the material terms of the LTIP performance goals for purposes of Section 162(m) of the Code. The Plan changes are effective January 1, 2011, subject to stockholder approval.

Major changes made to the LTIP include:

•	Adding “return on net assets” and “return on revenue” to the list of criteria upon which performance goals may be based.

•	Increasing the maximum amount of the long-term performance cash award that may be paid to any participant in any year from $6,000,000 to $6,500,000.

The proposal does not seek to increase the number of shares available for issuance under the LTIP.

Description of the Long Term Incentive Plan

The complete text of the LTIP is attached to this Proxy Statement as Appendix A. The following summary of the Plan’s principal features does not purport to be complete. It is subject to, and qualified in its entirety by, the full text in Appendix A.

Administration. The LTIP is and will continue to be administered by the Compensation Committee of the Board of Directors (the “Committee”). All Committee members are “outside directors” for purposes of Section 162(m) of the Code and “nonemployee directors” under the Securities and Exchange Commission’s Rule 16b-3. The Committee selects the key employees who will receive awards, determines the amount, vesting requirements and other conditions of each award, interprets the provisions of the LTIP and makes all other decisions regarding the operation of the LTIP. The Committee adopts the policies and procedures for implementing the LTIP.

Limitation on Awards. The total number of shares of common stock authorized for awards of restricted shares, stock units and options under the LTIP is limited to 45,562,500 (subject to adjustment for dilution under the terms of the LTIP). If any restricted shares, stock units or options awarded under the LTIP are forfeited, or if options terminate for any other reason prior to exercise (other than exercise of a related SAR), then they again become available for awards.

Eligibility. The Committee determines the managerial and key employees of the Company and its subsidiaries, including employees who are also Directors, eligible for awards under the LTIP. Nonemployee directors are not eligible for awards under the LTIP.

Types of Awards and Terms. Awards under the LTIP may take the form of restricted shares, stock units, options and cash. Options may be either nonstatutory stock options (NSOs) or incentive stock options (ISOs) intended to qualify for special tax treatment as determined by the Committee. Both NSOs and ISOs may be granted in combination with stock appreciation rights (SARs) or SARs may be added to outstanding NSOs at any time after the grant. Regular SARs are exercisable at any time after the underlying NSO or ISO becomes exercisable, while limited SARs become exercisable only in the event of a Change in Control (as defined below) with respect to the Company. Any award under the LTIP may include one of these elements or a combination of several elements. Unless the Board of Directors determines that the recipient of newly issued Restricted Shares must pay their par value to the Company, no payment is required upon receipt of an award. In addition, long-term performance awards granted under other plans and stock units credited under the Company’s Deferred Incentive Compensation Plan and Deferred Compensation Plan may be settled in stock issued under the LTIP. When granting awards, the Committee establishes when the awards can vest and/or be exercised. Vesting and exercisability may be accelerated in the event of the participant’s death, disability or retirement or in the event of a Change in Control. Moreover, if the Committee concludes that there is a reasonable possibility of a Change in Control within six months, it may make outstanding options and SARs fully exercisable.

Stock Options. Each stock option grant is evidenced by a stock option agreement specifying the number of shares and the exercise price. No participant may be awarded an option to purchase more than 1,265,625 shares in any year. The exercise price for an option must not be less than the fair market value of the shares on the date of grant. No ISO may be exercisable after ten years. Except in the case of the optionee’s death or as provided by the Committee in the agreement for NSOs, stock options are not transferable. The exercise price of an ISO or NSO may be paid in any lawful form permitted by the Committee, including promissory notes or the surrender of shares of common stock already owned by the optionee. The exercise price of outstanding options fixed by the Committee may not be modified except pursuant to the dilution adjustments under the provisions of the LTIP.

Stock Appreciation Rights. Under the LTIP, SARs may be granted in tandem with options; grants of SARs are therefore also limited to 1,265,625 per year. A SAR permits the participant to elect to receive any appreciation in the value of the optioned stock from the Company. The amount payable on exercise of a SAR is measured by the difference between the market value of the stock at exercise and the exercise price of the related option. Upon exercise of a SAR, the corresponding portion of the related option must be surrendered and cannot thereafter be exercised. Conversely, upon exercise of an option to which a SAR is attached, the corresponding portion of the SAR may no longer be exercised.

Restricted Shares and Stock Units. Restricted shares are shares of common stock that are subject to forfeiture if vesting conditions are not satisfied. They are nontransferable and subject to forfeiture prior to becoming vested. Restricted shares have the same voting and dividend rights as other shares of common stock. A stock unit is an unfunded bookkeeping entry representing the equivalent of one share of common stock; it is nontransferable unless the holder dies. Stock units confer no voting rights or other stockholder privileges, but the holder is entitled to receive dividend equivalents that may be converted into additional stock units or settled in the form of cash, common stock or a combination of both. The Committee determines the number of stock units or restricted shares to be awarded as well as the conditions governing vesting. When vested, stock units may be settled with shares of common stock, by a cash payment corresponding to the fair market value of an equivalent number of shares of common stock or a combination of both.

A maximum of 450,000 shares of restricted stock and/or stock units may be awarded to any person in any year, and awards may be made subject to attaining specified performance goals over a designated performance period, in addition to time vesting and other vesting requirements. Performance goals will be set by the Committee based on objective criteria on a Company, business unit or peer group comparison basis (which may include or exclude specified items of an unusual or nonrecurring nature) based on one or more of the following: earnings per share, net income, return on assets, return on net assets, return on sales, return on capital, return on equity, return on revenue, cash flow, cost reduction, total shareholder return, economic value added, cash flow return on investment, and cash value added. The Committee may reduce or eliminate any award otherwise earned based on assessment of individual performance, but no reduction may result in an increase of an award payable to any other participant.

Long-Term Performance Cash Awards. The Committee may grant long-term performance cash awards. Payment of cash awards will be based on attaining specified performance goals over a designated period in excess of one year. Performance goals for the Chief Executive Officer, the four other covered employees within the meaning of Code Section 162(m) and such other senior executives as designated by the Committee will be set based on objective criteria on a Company, business unit or peer group comparison basis. These performance goals may include or exclude specified items of an unusual or nonrecurring nature and are based on one or more of the following: earnings per share, net income, return on assets, return on net assets, return on sales, return on capital, return on equity, return on revenue, cash flow, cost reduction, total shareholder return, economic value added, cash flow return on investment and cash value added. The Committee may reduce or eliminate any award otherwise earned, but no reduction will result in an increase in the award payable to any other participant. The maximum long-term performance cash award that may be paid to any participant in any year is $6,500,000. In the event of a Change in Control, all deferred accounts would be payable at the earliest date permitted by law. A pro rata award would be made during a year in which a Change of Control occurs.

Deferral of Long-Term Cash Awards. The Committee may establish rules and procedures to allow participants to defer cash awards otherwise payable and for the payment of previously deferred amounts in cash or stock. Certain deferrals may be subject to Code Section 409A. The rules and procedures for those deferrals will comply with the Section 409A requirements, and may include provisions for crediting dividend equivalents on deferred stock unit accounts and crediting interest on deferred cash accounts. In addition, stock units credited under the Deferred Incentive Compensation Plan and Deferred Compensation Plan may be settled in the form of shares issued under the LTIP.

Protection Against Dilution. In the event of a stock split, a stock dividend, an extraordinary cash dividend or similar occurrence, the Committee will make appropriate adjustments in the number of shares covered by the LTIP, the number included in an outstanding award, the exercise price of each outstanding option and the annual per person limit on the number of shares.

Change in Control. For purposes of the LTIP, the term “Change in Control” means, in summary, with certain exceptions (i) the acquisition by any person of beneficial ownership of at least 15 percent of the then outstanding common shares or the combined voting power of the Company’s outstanding securities, (ii) a change in the composition of the Board of Directors as a result of which the incumbent directors or their duly elected successors cease to constitute a majority of the Board, (iii) the consummation of a merger, consolidation or other business combination unless the Company’s stockholders prior thereto retain more than 85 percent of the stock in the resulting corporation and at least a majority of the directors of the resulting corporation were members of the Company’s Board, or (iv) the consummation of a complete liquidation or dissolution of the Company or the sale of substantially all the Company’s assets. The Change in Control requirements identified in regulations implementing Section 409A(e)(2) of the Code will prevail over any conflicting provisions of the definition of Change in Control in Sections 16.4(i) to (iv) of the LTIP for those nonqualified deferred compensation plans governed by Section 409A of the Code to the extent required to comply with, and to avoid any adverse tax consequences under, Section 409A of the Code.

Employment Rights. Neither the LTIP nor any award granted under the Plan shall be deemed to give any individual a right to remain an employee of the Company or a subsidiary. The Company and its subsidiaries reserve the right to terminate the service of any employee at any time, with or without cause, subject only to the terms of any written employment agreement.

Amendment or Termination. The LTIP first became effective on August 15, 1991 and will remain in effect until it is discontinued by the Board of Directors, who may amend or terminate the LTIP at any time. ISOs may be granted under the LTIP only until December 4, 2020. An amendment to the LTIP will be subject to stockholder approval only to the extent required by applicable law, rules or regulations.

Plan Benefits

Benefits payable under the LTIP will vary depending on the Committee’s discretion in granting awards and the Company’s performance against selected business criteria. Consequently, the benefits that may be payable under the LTIP in the future cannot be determined in advance. The following table describes the stock option grants during 2010, the last completed fiscal year, and cash payouts earned in the 2007-2009 performance period and paid out in 2010 with respect to certain individuals and groups. The amounts of future awards and payouts may not be similar to the amounts listed in the table.

		Long Term
	Securities	Incentive
	Underlying	Payouts
	Options/SARS	(2007-2009
Name and Position	(Shares)	cycle) ($)

M. C. Pigott	134,492	3,034,200
Chairman and Chief Executive Officer
T. E. Plimpton	79,700	945,270
Vice Chairman
J. G. Cardillo	49,812	616,077
President
D. D. Sobic	31,774	272,118
Executive Vice President
R.J. Christensen	22,316	192,060
Executive Vice President
All Executive Officers as a Group	318,094	5,059,725
All Other Employees (including non-executive officers) as a Group	657,384	4,400,764

Options granted in 2010 become fully exercisable January 1, 2013 at $36.12 per share. The options were granted for a term of ten years unless employment is terminated earlier. No restricted stock was awarded in 2010. The closing trading price for the Company’s common shares on February 23, 2011 was $49.84. The Company’s common shares trade on the NASDAQ Global Select Stock Market.

Federal Income Tax Consequences

Non-Statutory Options. Under the Code, the recipient of a NSO will pay no tax at the time of grant. Upon exercise of a NSO, the excess, if any, of the fair market value of the shares with respect to which the option is exercised over the total option price of such shares will be treated as ordinary income for federal tax purposes. Any profit or loss realized on the sale or exchange of any share actually received will be treated as a capital gain or loss. The Company will be entitled to deduct the amount, if any, by which the fair market value on the date of exercise of the shares with respect to which the option was exercised exceeds the exercise price.

Incentive Stock Options. With respect to an ISO, generally no taxable gain or loss will be recognized when the option is exercised unless the recipient elects to exercise a tandem SAR. ISOs exercised more than three months after termination of employment will be taxed in the same manner as non-statutory stock options described above. Generally, upon exercise of an ISO, the spread between the fair market value and the exercise price will be an item of tax preference for purposes of the alternative minimum tax. The tax treatment on disposition of the shares acquired upon the exercise of an ISO can be quite complex. If the shares acquired upon the exercise of an ISO are held for at least one year (and at least two years from the date of grant of the ISO), any gain or loss realized upon their sale will be treated as a long-term capital gain or loss. The Company will not be entitled to a deduction. If the shares are not held for the one-year period, generally any gain recognized on sale of the shares will be ordinary income and generally any loss recognized will be a capital loss. There are exceptions to these rules. The Company may be entitled to a deduction equal to the amount of any ordinary income so recognized upon the sale of the shares. LTIP participants with ISOs should consult their tax advisor for the exact tax treatment applicable to them.

Stock Appreciation Rights. No taxable income is realized by the holder and no deduction is available to the Company on the grant of a SAR. Upon exercise of an option through a SAR, the tax consequences to the holder and the Company are the same as for exercise of a NSO.

Exercise-Sell Election. The federal income tax consequences resulting from an exercise-sell election are the same as those resulting from making a SAR election.

Restricted Shares and Stock Units. A recipient of restricted shares or stock units generally recognizes no income upon grant unless the recipient elects to be taxed at that time. Instead, the recipient will have ordinary income at the time of vesting equal to the fair market value on the vesting date of the shares (or cash) minus any amount paid for the shares. The Company generally is entitled to a deduction equal to the amount of ordinary income recognized by the recipient.

Limits on Company Deductions. Under Section 162(m) of the Code, the annual compensation paid to the Chief Executive Officer and each of the four other covered employees may not be deductible to the extent that it exceeds $1 million unless the compensation qualifies as “performance based” under Section 162(m). The LTIP has been designed to permit the Committee to grant awards that qualify as “performance based” for purposes of satisfying the conditions of Section 162(m).

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 4.

ITEM 5:	PROPOSAL TO APPROVE THE AMENDED AND RESTATED SENIOR EXECUTIVE YEARLY INCENTIVE COMPENSATION PLAN

Introduction

The Board of Directors RECOMMENDS the approval of the Senior Executive Yearly Incentive Compensation Plan (the “Plan”) including the approval of performance goals under the Plan. The Plan promotes the success of the Company by focusing senior executives on achieving high quality performance, company profitability and growth. The Plan and the performance goals were approved by stockholders in 1997, 2002 and 2006. The Plan is designed to preserve the Company’s tax deduction under Code Section 162(m) for annual incentive compensation cash awards for the Chief Executive Officer and the Company’s next four highest compensated executives. Approval of the plan is necessary to allow awards subject to performance goals under the Plan to continue to qualify for deduction under Section 162(m) of the Code and to increase the maximum amount of compensation payable under the Plan.

Description of the Proposal

The Plan is amended to increase the maximum compensation that may be paid to any eligible participant in any year from $4,000,000 to $4,500,000 and to include “return on net assets” and “return on revenue” to the list of performance goals.

Description of the Plan

The complete text of the amended and restated Plan is attached to this Proxy Statement as Appendix B. The following summary of the Plan’s principal features does not purport to be complete. It is subject to, and qualified in its entirety by, the full text in Appendix B.

Eligibility. The Company’s Chief Executive Officer, the other covered employees as defined in Code Section 162(m) and other senior executives designated by the Compensation Committee are eligible for awards under the Plan.

Administration. The Plan is administered by the Compensation Committee. The Committee has the authority to interpret the Plan and adopt rules and guidelines to administer the Plan. The Committee may reduce or eliminate any award otherwise earned based on an assessment of individual performance, but no reduction may result in an increase of an award payable to any other participant.

Incentive Cash Awards. Participants are eligible to earn incentive cash awards based on the attainment of specified performance goals established by the Committee during the first 90 days of the Plan year. Performance goals will be set by the Committee based on objective criteria on a Company, business unit or peer group comparison basis (which may include or exclude specified items of an unusual and nonrecurring nature) based on one or more of the following: net income, return on assets, return on net assets, return on sales, return on capital, return on equity, return on revenue, sales growth, market share, cash flow, cost reduction, total shareholder return, economic value added, cash flow return on investment and cash value added. The Committee will certify goal attainment in writing before payout. The maximum amount that may be paid to any eligible participant in any year under the Plan is $4,500,000.

Change in Control. In the event of a Change in Control (defined in Section 10(b) of the Plan), each participant will be entitled to the maximum award opportunity prorated on the basis of the number of full or partial months completed prior to the Change in Control during the Plan year in which the Change in Control occurs.

Employment Rights. Neither the Plan nor any award under the Plan shall be deemed to give any individual a right to remain an employee of the Company for any period of time in any position or at any particular rate of compensation.

Amendment or Termination. The Board of Directors may amend or terminate the Plan at any time. An amendment of the Plan will be subject to the stockholder approval only to the extent required by applicable law, rules or regulations. No award may be earned under the Plan after the Plan is terminated.

Termination of Employment. Participants who retire, resign or are terminated before the end of the Plan year are not eligible for an award for that Plan year. In the event of death or disability, payout will be prorated based on the actual goal achievement and salary received for the portion of the year worked.

Effective Date. The amendments to the Plan will be effective as of January 1, 2011 subject to approval of the Company stockholders at the 2011 Annual Meeting.

Plan Benefits

Benefits payable under the Plan will vary depending on the Company’s performance against selected business criteria. Consequently, benefits under the Plan may not be determined in advance. The following table sets forth the dollar amounts which were earned by certain individuals and groups under the Plan for 2010 and paid in 2011. The amount of future awards may not be similar to the amount listed in the table.

Name and Position	Plan Payout ($)

M. C. Pigott	2,700,000
Chairman and Chief Executive Officer
T. E. Plimpton	1,337,500
Vice Chairman
J. G. Cardillo	939,166
President
D. D. Sobic	556,500
Executive Vice President
R. J. Christensen	445,541
Executive Vice President
All Executive Officers as a Group	5,978,707
All Non-Executive Directors as a Group	NA
All Other Employees as a Group	NA

Federal Income Tax Consequences.

Awards under the Plan constitute ordinary income taxable to a participant in the year in which paid. Subject to Code Section 162(m), the Company will generally be entitled to a corresponding deduction for the year to which bonuses under the Plan relate. The Plan has been designed to allow the Committee to grant awards that qualify as “performance based” for purposes of Section 162(m) of the Code.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 5.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors has furnished the following report:

The Audit Committee is comprised of four members, each of whom meets the independence and financial literacy requirements of SEC and NASDAQ rules. It adopted a written charter outlining its responsibilities that was approved by the Board of Directors. A current copy of the Audit Committee’s charter is posted at www.paccar.com/company/corporateresponsibility/auditcommittee.asp. The Board of Directors designated S. F. Page and J. M. Fluke, Jr., as Audit Committee financial experts.

Among the Committee’s responsibilities is the selection and evaluation of the independent auditors and the review of the financial statements. The Committee reviewed and discussed the audited consolidated financial statements for the most recent fiscal year with management. In addition, the Committee discussed under SAS 61 (Codification of Statements on Auditing Standards, AU § 380) all matters required to be discussed with the independent auditors Ernst & Young LLP. The Committee received from Ernst & Young LLP the written disclosures and letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence. Based on the Audit Committee’s review of the audited financial statements and its discussions with management and the independent auditors, the Committee recommends to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, and be filed with the Securities and Exchange Commission.

THE AUDIT COMMITTEE

S. F. Page, Chairman
J. M. Fluke, Jr.
R. T. Parry
W. G. Reed, Jr.

INDEPENDENT AUDITORS

Ernst & Young LLP performed the audit of the Company’s financial statements for 2010 and has been selected to perform this function for 2011. Partners from the Seattle office of Ernst & Young LLP will attend the Annual Meeting and will have the opportunity to make statements if they desire and will be available to respond to appropriate questions.

The Audit Committee approved the engagement of the independent auditors, Ernst & Young LLP. The Audit Committee has also adopted policies and procedures for pre-approving all audit and non-audit work performed by Ernst & Young LLP. The audit services engagement terms and fees and any changes to them require Audit Committee preapproval. The Committee has also preapproved the use of Ernst & Young for specific categories of non-audit, audit-related and tax services up to a specific annual limit. Any proposed services exceeding preapproved limits require specific Audit Committee preapproval. The Company’s complete preapproval policy was attached to the Company’s 2004 proxy statement as Appendix E. The Audit Committee has considered whether the provision of the non-audit services listed below is compatible with maintaining the independence of Ernst and Young LLP. The services provided for the year ended December 31, 2010, and December 31, 2009, are as follows:

	(In millions)
	2010	2009

Audit	$5.06	$5.25
Audit-Related	.15	.15
Tax	.37	.12
All Other	.00	.00

Total	$5.58	$5.52

Audit Fees

In the year ended December 31, 2010, the independent auditors, Ernst & Young LLP, charged the Company $5.06 million for professional services rendered for the audit of the Company’s annual financial statements included in the Company’s Annual Report on Form 10-K, audit of the effectiveness of the Company’s internal control over financial reporting, reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q, and services provided in connection with statutory and regulatory filings.

Audit-Related Fees

In the year ended December 31, 2010, the independent auditors, Ernst & Young LLP, billed the Company $.15 million for audit-related professional services. These services include employee benefit plan (pension and 401(k)) audits and other assurance services not directly related to the audit of the Company’s consolidated financial statements.

Tax

In the year ended December 31, 2010, the independent auditors, Ernst & Young LLP, billed the Company $.37 million for tax services, which include fees for tax return preparation for the Company, consulting on audits and inquiries by taxing authorities and the effects that present and future transactions may have on the Company’s tax liabilities.

All Other Fees

In the year ended December 31, 2010, Ernst & Young LLP was not engaged to perform professional services other than those authorized above.

STOCKHOLDER RETURN PERFORMANCE GRAPH

The following line graph compares the yearly percentage change in the cumulative total stockholder return on the Company’s common stock to the cumulative total return of the Standard & Poor’s Composite 500 Stock Index and the return of the industry peer group of companies identified in the graph (the Peer Group Index) for the last five fiscal years ending December 31, 2010. Standard & Poor’s has calculated a return for each company in the Peer Group Index weighted according to its respective capitalization at the beginning of each period with dividends reinvested on a monthly basis. Management believes that the identified companies and methodology used in the graph for the peer group indices provides a better comparison than other indices available. The Peer Group Index consists of Caterpillar Inc., Cummins Inc., Danaher Corporation, Deere & Company, Dover Corporation, Eaton Corporation, Harley-Davidson, Inc., Honeywell International Inc., Illinois Tool Works Inc., Ingersoll-Rand Company Ltd. and United Technologies Corporation. The comparison assumes that $100 was invested December 31, 2005 in the Company’s common stock and in the stated indices and assumes reinvestment of dividends.

	2005	2006	2007	2008	2009	2010
PACCAR Inc	100	147.02	190.84	102.37	132.19	212.01
S&P 500 Index	100	115.79	122.16	76.96	97.33	111.99
Peer Group Index	100	117.86	151.14	89.06	122.68	171.86

STOCKHOLDER PROPOSALS

The Company has been advised that two stockholders intend to present proposals at the Annual Meeting. The Company will furnish the name, address and number of shares held by the proponent of each of the following stockholder proposals upon receipt of a request for such information to the Secretary.

In accordance with the proxy regulations, the following is the complete text of each proposal exactly as submitted. The stockholder proposals include some assertions the Company believes are incorrect. The Company has not addressed all of these inaccuracies. The Company accepts no responsibility for the proposals.

ITEM 6:	STOCKHOLDER PROPOSAL REGARDING SUPERMAJORITY VOTING PROVISIONS

Resolved: Shareholders request that our board take the steps necessary so that each shareholder voting requirement impacting our company that calls for a greater than simple majority vote be changed to a majority of the votes cast for and against the proposal in compliance with applicable laws.

Supporting Statement: Corporate governance procedures and practices, and the level of accountability they impose, are closely related to financial performance. Shareowners are willing to pay a premium for shares of corporations that have excellent corporate governance. Supermajority voting requirements have been found to be one of six entrenching mechanisms that are negatively related with company performance. See “What Matters in Corporate Governance?” Lucien Bebchuk, Alma Cohen & Allen Ferrell, Harvard Law School, Discussion Paper No. 491 (09/2004, revised 0312005).

This proposal topic won from 74% to 88% support at the following companies: Weyerhaeuser, Alcoa, Waste Management, Goldman Sachs, FirstEnergy, McGraw-Hill and Macy’s. The proponents of these proposals included William Steiner, James McRitchie and Ray T. Chevedden. This proposal topic won majority support from independent shareholders at our 2010 annual meeting.

The merit of this Simple Majority Vote proposal should also be considered in the context of the need for additional improvement in our company’s 2010 reported corporate governance status:

The Corporate Library www.thecorporatelibrary.com, an independent investment research firm, said our company’s board was classified, which makes more difficult any attempt to gain control of a board majority. In addition, our company had charter and bylaw provisions that would make it difficult for shareholders to achieve control by enlarging the board or removing directors.

Two insiders were on the board including Principal Financial Officer (PFO) Thomas Plimpton and CEO Mark Pigott, whose brother was on the board, John Pigott. William Reed, had zero shares held after l2-years and was flagged for his board service with Washington Mutual when it filed bankruptcy.

While no cash awards were earned for 2009 due to underperformance, our CEO’s pension increased by $1.2 million — called “back door” pay. Additionally, our company continued to have a long-term cash incentive based on a three-year performance period and the value of time- vested stock option awards was about 450% of our CEO’s base salary.

Our board was the only significant directorship for six directors. This could indicate a significant lack of current transferable director experience for half of our directors. Director Robert Parry had years of tenure on the infamous Countrywide board. Three directors were beyond age 70.

Three directors had 12 to 26 years tenure which would count against independence, including John Fluke who chaired our Nomination Committee.

We had no right to use cumulative voting, call a special meeting, act by written consent, elect directors based on a majority vote or vote on our auditors.

Please encourage our board to respond positively to this proposal in order to initiate improved governance and performance: Adopt Simple Majority Vote – Yes on 6.

BOARD OF DIRECTORS’ RESPONSE

THE BOARD OF DIRECTORS OPPOSES THE PROPOSED RESOLUTION AND UNANIMOUSLY RECOMMENDS A VOTE AGAINST ITEM 6 FOR THE FOLLOWING REASONS:

PACCAR is committed to corporate governance policies and practices that enhance stockholder returns. Its conservative policies ensure that the Company is governed in accordance with the highest standards of integrity and in the best interest of its stockholders.

The Company’s governance practices and strong financial performance have delivered outstanding results to stockholders.

The Company has delivered an average annual return to stockholders of 23.0 percent versus the S&P 500’s 1.4 percent return in the last decade. The Company’s return to stockholders exceeded the S&P 500 for the previous one-, three-, five-, ten and twenty-year time periods. The Company’s governance structure positions the Company for profitable long-term growth and the benefit of its stockholders. Contrary to the proponent’s statement, Director William G. Reed, Jr., is a substantial long-term stockholder in the Company who owns over 686,000 shares as reported on page 4 of this proxy statement.

The Company’s supermajority voting provisions ensure that a broad consensus of stockholders agree on significant corporate changes.

Under the Company’s existing governance documents, a “simple majority vote” applies to many matters submitted for stockholder approval. For significant corporate transactions, the Certificate of Incorporation provides that stockholders of at least two-thirds of the outstanding voting stock must approve the recommended action. Examples of these significant corporate transactions include the following:

•	amendment of the Certificate of Incorporation;

•	the sale, lease or exchange of all or substantially all of the Company’s property and assets;

•	removal of directors or the entire Board;

•	the Company’s merger or consolidation with another entity;

•	dissolution of the Company; and

•	approval of a stockholder action to make, alter or repeal the bylaws.

After careful consideration, the Board of Directors believes that the supermajority voting requirements are reasonable and appropriate for significant matters that affect the Company. The Company’s two-thirds supermajority vote provisions are designed to protect all PACCAR stockholders against coercive takeover tactics by requiring that a broad consensus of stockholders agree on significant corporate matters. Delaware law permits supermajority voting requirements and many publicly traded companies have adopted these provisions to preserve and maximize value for all stockholders.

The supermajority voting provisions protect PACCAR stockholders against the actions of short-term investors such as hedge funds or corporate raiders.

If a simple majority vote standard were adopted, and only 50.1 percent of the shares are present at a stockholders’ meeting, a minority of stockholders representing as little as 25.1 percent of the outstanding voting power of the Company could approve corporate changes that may be damaging to the long-term interest of the majority of Company stockholders. The Board of Directors believes that more meaningful supermajority voting requirements are appropriate for issues that have a long-lasting effect on the Company.

The supermajority voting provisions are in the best interest of PACCAR stockholders because they increase stability, improve long-term planning and represent a more comprehensive group of stockholders.

The current voting provisions encourage persons or firms making unsolicited takeover bids to negotiate with the Board to ensure that the interests of all the Company’s stockholders are considered. In addition, the supermajority provisions allow the Board to consider alternative proposals that maximize the value of the Company for all stockholders.

The Board of Directors believes that the Company benefits from the existing supermajority vote requirement because it enhances corporate stability and enables the Board to pursue corporate strategies for the benefit of all stockholders. Major steps such as the sale, merger or dissolution of the Company should have the support of a supermajority of the stockholders.

PACCAR stockholders approved the supermajority provisions in 1986 by a vote of 78 percent of the outstanding shares. The Board of Directors believes that the existing two-thirds voting requirement is reasonable and appropriate to maximize value for all stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST ITEM 6.

ITEM 7:	STOCKHOLDER PROPOSAL REGARDING A DIRECTOR VOTE THRESHOLD

Resolved: That the shareholders of PACCAR Inc. (“Company”) hereby request that the Board of Directors initiate the appropriate process to amend the Company’s corporate governance documents (certificate of incorporation or bylaws) to provide that director nominees shall be elected by the affirmative vote of the majority of votes cast at an annual meeting of shareholders, with a plurality vote standard retained for contested director elections, that is, when the number of director nominees exceeds the number of board seats.

Supporting Statement: PACCAR’s Board of Directors should establish a majority vote standard in director elections in order to provide shareholders a meaningful role in these important elections. The proposed majority vote standard requires that a director nominee receive a majority of the votes cast in an election in order to be formally elected. The standard is particularly well suited for the vast majority of director elections in which only board nominated candidates are on the ballot. Under the current plurality standard, a board nominee can be elected with as little as a single affirmative vote, even if a substantial majority of the votes cast are “withheld” from the nominee. We believe that a majority vote standard in board elections establishes a challenging vote standard for board nominees, enhances board accountability, and improves the performance of boards and individual directors.

Over the past five years, a significant majority of companies in the S&P 500 Index has adopted a majority vote standard in company bylaws, articles of incorporation, or charter. These companies have also adopted a director resignation policy that establishes a board-centric post-election process to determine the status of any director nominee that is not elected. This dramatic move to a majority vote standard is in direct response to strong shareholder demand for a meaningful role in director elections.

PACCAR’s Board of Directors has/not acted to establish a majority vote standard, retaining its plurality vote standard, despite the fact that many of its self-identified peer companies including Cummins, Inc., Deere & Company, and Eaton Corporation have adopted majority voting. The Board should take this critical first step in establishing a. meaningful majority vote standard. With a majority vote standard in place, the Board can then act to adopt a director resignation policy to address the status of unelected directors. A majority vote standard combined with a post-election director resignation policy would establish a meaningful right for shareholders to elect directors at PACCAR, while reserving for the Board an important post-election role in determining the continued status of an unelected director. We urge the Board to join the mainstream major U.S. companies and establish a majority vote standard.

BOARD OF DIRECTORS’ RESPONSE

THE BOARD OF DIRECTORS OPPOSES THE PROPOSED RESOLUTION AND UNANIMOUSLY RECOMMENDS A VOTE AGAINST ITEM 7 FOR THE FOLLOWING REASONS:

One of the primary strengths of PACCAR is the continuity of vision and quality performance that have resulted from the diligent and positive manner in which the directors guide the Company. PACCAR stockholders have benefited from the outstanding leadership the Board of Directors has provided the Company for many years. The Company has delivered an average annual return to stockholders of 23.0 percent versus the S&P 500’s 1.4 percent return in the last decade.

The Company has an excellent history of electing Board directors by a substantial majority.

•	For each of the past six years, the Company has received a similar proposal, and each year the proposal received less than a majority of the votes cast by stockholders.

•	Every director nominee has received an affirmative vote greater than 84 percent of the shares voted through the plurality process during the previous 21 years. The proponent’s statement that a director may be elected by a single vote even if a substantial majority of the votes cast are “withheld,” is improbable — especially in light of the Company’s past voting results. The Company’s stockholders have an excellent history of electing strong and independent directors by plurality voting.

•	The Company’s Nominating and Governance Committee has a thorough and proven director selection process to identify strong nominees committed to serving the Company and its stockholders.

•	The Company has a governance policy that requires a director to submit a resignation to the Board upon a change in principal employment or responsibility. This policy provides additional assurance that Board directors are of the highest caliber to serve stockholders during their term.

A plurality voting standard is an accepted method among public companies and is the standard voting practice under the laws of the State of Delaware.

•	The rules governing plurality voting are well understood by stockholders. In plurality voting for the election of directors, the nominees with the most votes are elected. By contrast, in a majority voting system, the result is uncertain if one or more of the director nominees fails to receive a majority of the votes cast.

•	The Board believes electing directors under a plurality vote process is best for the ongoing success of the Company and its stockholders, but it will continue to review the majority vote standard.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST ITEM 7.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR 2012

A stockholder proposal must be addressed to the Corporate Secretary and received at the principal executive offices of the Company, P.O. Box 1518, Bellevue, Washington 98009, by the close of business on November 12, 2011, to be considered for inclusion in the proxy materials for the Company’s 2012 Annual Meeting of Stockholders.

For business to be brought before the Annual Meeting of Stockholders by a stockholder, other than those proposals included in the proxy materials, the Company’s Bylaws (Art. III, Section 5) provide that notice of such business, including director nominations, must be received at the Company’s principal executive offices not less than 90 nor more than 120 days prior to the first anniversary of the prior year’s annual meeting. The notice must include the information stated in the Bylaws. A copy of the pertinent Bylaw provision is available on request to the Corporate Secretary, PACCAR Inc, P.O. Box 1518, Bellevue, Washington 98009.

OTHER BUSINESS

The Company knows of no other business likely to be brought before the meeting.

J. M. D’Amato

Secretary

March 10, 2011

Appendix A

PACCAR Inc
LONG TERM INCENTIVE PLAN

ARTICLE 1.  INTRODUCTION.

The Plan was first adopted by the Board on February 11, 1991 and approved by the Company’s stockholders in 1991. Amendments to the Plan were approved by the stockholders in 1997, 2002 and 2006. The purpose of the Plan is to promote the long term success of the Company and the creation of stockholder value by (a) encouraging Key Employees to focus on critical long range objectives, (b) encouraging the attraction and retention of Key Employees with exceptional qualifications, and (c) linking Key Employees directly to stockholder interests through increased stock ownership. The Plan seeks to achieve this purpose by providing for Awards in the form of Restricted Shares, Stock Units, Options (which may constitute incentive stock options or nonstatutory stock options), stock appreciation rights, or cash. The Plan shall be governed by and construed in accordance with the laws of the State of Washington.

ARTICLE 2.  ADMINISTRATION.

2.1 Committee Composition.  The Plan shall be administered by the Committee. The Committee shall consist exclusively of three or more directors of the Company, who meet the independence requirements of NASDAQ and the Securities and Exchange Commission and shall be appointed by the Board. In addition, the composition of the Committee shall satisfy:

(a) Such requirements as the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 under the Exchange Act (as amended from time to time); and

(b) Such requirements as the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under Section 162(m)(4)(C) of the Code (as amended from time to time).

2.2 Committee Responsibilities.  The Committee shall (a) select the Key Employees who are to receive Awards under the Plan, (b) determine the type, number, vesting requirements, and other conditions of such Awards, (c) interpret the Plan, and (d) make all other decisions relating to the operation of the Plan. The Committee may adopt such rules or guidelines as it deems appropriate to implement the Plan. The Committee’s determinations under the Plan shall be final and binding on all persons.

ARTICLE 3.  SHARES AVAILABLE FOR GRANTS.

Any Common Shares issued pursuant to the Plan may be authorized but unissued shares or treasury shares. The aggregate number of Restricted Shares, Stock Units, SARs, and Options awarded under the Plan shall not exceed 45,562,500 If any Restricted Shares, Stock Units, or Options are forfeited or if any Options terminate for any other reason before being exercised, then the Common Shares covered by such Restricted Shares, Stock Units or Options shall again become available for Awards under the Plan. However, if Options are surrendered upon the exercise of related SARs, then such Options shall not be restored to the pool available for Awards. The limitation of this Article 3 shall be subject to adjustment pursuant to Article 10.

ARTICLE 4.  ELIGIBILITY.

Only Key Employees shall be eligible for designation as Participants. A Key Employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company or any of its Subsidiaries shall not be eligible for the grant of an ISO unless the requirements set forth in Section 422(c)(5) of the Code are satisfied.

ARTICLE 5.  OPTIONS.

5.1 Stock Option Agreement.  Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The Stock Option Agreement shall specify whether the Option is an ISO or a NSO. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical.

5.2 Transferability.  No Option granted under the Plan shall be transferable by the Optionee other than by will, or by a beneficiary designation executed by the Optionee and delivered to the Company, or by the laws of descent and distribution unless the Committee provides otherwise in a nonstatutory stock option agreement. An Option may be exercised during the lifetime of the Optionee only by him or her or by his or her guardian or legal representative unless the Committee provides otherwise in a nonstatutory Stock Option Agreement. No Option or interest therein may be assigned, pledged, or hypothecated by the Optionee during his or her lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

5.3 Number of Shares.  Each Stock Option Agreement shall specify the number of Common Shares subject to the Option provided that the maximum number of Common Shares awarded to any participant in any year shall be 1,265,625 (subject to adjustment in accordance with Article 10). The Stock Option Agreement shall provide for the adjustment of such number including the maximum number in accordance with Article 10.

5.4 Exercise Price.  Each Stock Option Agreement shall specify the Exercise Price. The Exercise Price under an Option shall not be less than the closing price of a Common Share on the date of grant. Subject to adjustment pursuant to Section 10, the Exercise Price of outstanding Options fixed by the Committee shall not be modified.

5.5 Exercisability and Term.  Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable. The Stock Option Agreement shall also specify the term of the Option; provided that the term of an ISO shall in no event exceed 10 years from the date of grant. A Stock Option Agreement may provide for accelerated exercisability in the event of the Optionee’s death, disability or retirement and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s service. NSOs may also be awarded in combination with Restricted Shares or Stock Units, and such an Award may provide that the NSOs will not be exercisable unless the related Restricted Shares or Stock Units are forfeited.

5.6 Effect of Change in Control.  The Committee may determine, at the time of granting an Option or thereafter, that such Option (and any SARs included therein) shall become fully exercisable as to all Common Shares subject to such Option in the event that a Change in Control occurs with respect to the Company. If the Committee finds that there is a reasonable possibility that, within the next six months, a Change in Control will occur with respect to the Company, then the Committee may determine that all outstanding Options (and any SARs included therein) shall become fully exercisable as to all Common Shares subject to such Options.

5.7 Modification or Assumption of Options.  Within the limitations of the Plan, and to the extent that it does not cause the Option to be subject to Section 409A of the Code, the Committee may modify, extend or assume outstanding Options provided it is consistent with Section 5.4. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, alter or impair his or her rights or obligations under such Option.

ARTICLE 6.  PAYMENT FOR OPTION SHARES.

6.1 General Rule.  The entire Exercise Price of Common Shares issued upon exercise of Options shall be payable in cash at the time when such Common Shares are purchased, except as follows:

(a) In the case of an ISO granted under the Plan, payment shall be made only pursuant to the express provisions of the applicable Stock Option Agreement. The Stock Option Agreement may specify that payment may be made in any form(s) described in this Article 6.

(b) In the case of an NSO, the Committee may at any time accept payment in any form(s) described in this Article 6.

6.2 Surrender of Stock.  To the extent that this Section 6.2 is applicable, payment for all or any part of the Exercise Price may be made with Common Shares which have already been owned by the Optionee for a sufficient period to avoid any adverse accounting treatment. Such Common Shares shall be valued at their Fair Market Value on the date when the new Common Shares are purchased under the Plan.

6.3 Exercise/Sale.  To the extent that this Section 6.3 is applicable, payment may be made by the delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell Common Shares and to deliver all or part of the sales proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

6.4 Exercise/Pledge.  To the extent that this Section 6.4 is applicable, payment may be made by the delivery (on a form prescribed by the Company) of an irrevocable direction to pledge Common Shares to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

6.5 Promissory Note.  To the extent that this Section 6.5 is applicable, payment for all or any part of the Exercise Price may be made with a full-recourse promissory note; provided that the par value of newly issued Common Shares must be paid in lawful money of the U.S. at the time when such Common Shares are purchased.

6.6 Other Forms of Payment.  To the extent that this Section 6.6 is applicable, payment may be made in any other form that is consistent with applicable laws, regulations, and rules.

ARTICLE 7.  STOCK APPRECIATION RIGHTS.

7.1 Grant of SARs.  Each Option granted under the Plan may include a SAR. The maximum number of SARs that may be awarded to any participant in any year shall be 1,265,625 (subject to adjustment in accordance with Article 10). Such SAR shall entitle the Optionee (or any person having the right to exercise the Option after the Optionee’s death) to surrender to the Company, unexercised, all or any part of that portion of the Option which then is exercisable and to receive from the Company Common Shares or cash, or a combination of Common Shares and cash, as the Committee shall determine. If a SAR is exercised, the number of Common Shares remaining subject to the related Option shall be reduced accordingly, and vice versa. The amount of cash and/or the Fair Market Value of Common Shares received upon exercise of a SAR shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of surrender) of the Common Shares subject to the surrendered portion of the Option exceeds the Exercise Price. In no event shall any SAR be exercised if such Fair Market Value does not exceed the Exercise Price. A SAR may be included in an ISO only at the time of grant but may be included in a NSO at the time of grant or at any subsequent time.

7.2 Exercise of SARs.  A SAR may be exercised to the extent that the Option in which it is included is exercisable, subject to any restrictions imposed by Rule 16b-3 under the Exchange Act (as amended from time to time). If, on the date when an Option expires, the Exercise Price under such Option is less than the Fair Market Value on such date but any portion of such Option has not been exercised or surrendered, then any SAR included in such Option shall automatically be deemed to be exercised as of such date with respect to such portion. An Option granted under the Plan may provide that it will be exercisable as a SAR only in the event of a Change in Control.

ARTICLE 8.  RESTRICTED SHARES AND STOCK UNITS.

8.1 Time, Amount, and Form of Awards.  Restricted Shares or Stock Units with respect to an Award Year may be granted during such Award Year or at any time thereafter. Awards under the Plan may be granted in the form of Restricted Shares, in the form of Stock Units, or in any combination of both. Restricted Shares or Stock Units may also be awarded in combination with NSOs, and such an Award may provide that the Restricted Shares or Stock Units will be forfeited in the event that the related NSOs are exercised. The maximum number of Restricted Shares and/or Stock Units, awarded to any participant in any year shall be 450,000 (subject to adjustment in accordance with Article 10). The Stock Award Agreement shall provide for the adjustment of such number including the maximum number in accordance with Article 10.

8.2 Performance Based Awards.  The Committee may authorize that Awards of Restricted Shares and Stock Units be made subject to or granted upon the attainment of specified performance goals over a designated performance period of at least one year in addition to time-vesting and other vesting requirements. If so authorized, Awards intended to qualify as “performance-based compensation” under Code Section 162(m) shall be made in accordance with the requirements thereof. Performance goals for this purpose will be based on objective criteria specifically defined by the Committee on a Company, business unit or peer group comparison basis, which may include or exclude specified items of an unusual or nonrecurring nature and are based on one or more of the following: earnings per share, net income, return on assets, return on net assets, return on sales, return on capital, return on equity, return on revenue, cash flow, cost reduction, total shareholder return, economic value added, cash flow return on investment, and cash value added. The Committee, in its sole discretion, may reduce or eliminate any Award otherwise earned based on an assessment of individual performance, but in no event may any such reduction result in an increase of the Award payable to any other participant. The Committee shall determine the amount of any such reduction by taking into account such factors as it deems relevant including, without limitation: (a) performance against other financial or strategic objectives; (b) its subjective assessment of the executive’s overall performance for the year; and (c) prevailing levels of total compensation among similar companies.

8.3 Vesting Conditions.  Each Award of Restricted Shares or Stock Units shall become vested, in full or in installments, upon satisfaction of the conditions specified in the Stock Award Agreement. A Stock Award Agreement may provide for accelerated vesting in the event of the Participant’s death, disability, or retirement. The Committee may determine, at the time of making an Award or thereafter, that such Award shall become fully vested in the event that a Change in Control occurs with respect to the Company.

8.4 Form and Time of Settlement of Stock Units.  Settlement of vested Stock Units may be made in the form of cash, in the form of Common Shares, or in any combination of both. Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Common Shares over a series of trading days. Vested Stock Units may be settled in a lump sum or in installments. The distribution may occur or commence when all vesting conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred to any later date consistent with the requirements of Section 409A of the Code if subject to Section 409A of the Code. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Article 10.

8.5 Death of Recipient.  Any Stock Units Award that becomes payable after the recipient’s death shall be distributed to the recipient’s beneficiary or beneficiaries. Each recipient of a Stock Units Award under the Plan shall designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Award recipient’s death. If no beneficiary was designated or if no designated beneficiary survives the Award recipient, then any Stock Units Award that becomes payable after the recipient’s death shall be distributed to the recipient’s estate.

8.6 Creditors’ Rights.  A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Stock Award Agreement.

ARTICLE 9.  VOTING AND DIVIDEND RIGHTS.

9.1 Restricted Shares.  The holders of Restricted Shares awarded under the Plan shall have the same voting, dividend, and other rights as the Company’s other stockholders. Cash dividends on Restricted Shares reinvested in additional Restricted Shares and any stock dividends paid on Restricted Shares shall be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid. Such additional Restricted Shares shall not reduce the number of Common Shares available under Article 3.

9.2 Stock Units.  The holders of Stock Units shall have no voting rights. Prior to settlement or forfeiture, any Stock Unit awarded under the Plan shall carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Common Share while the Stock Unit is outstanding. Dividend equivalents may be converted into additional Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Common Shares, or in a combination of both. Prior to distribution, any dividend equivalents which are not paid shall be subject to the same conditions and restrictions as the Stock Units to which they attach.

ARTICLE 10.  PROTECTION AGAINST DILUTION.

10.1 Adjustments.  In the event of a subdivision of the outstanding Common Shares, a declaration of a dividend payable in Common Shares, a declaration of a dividend payable in a form other than Common Shares in an amount that has a material effect on the price of Common Shares, a combination or consolidation of the outstanding Common Shares (by reclassification or otherwise) into a lesser number of Common Shares, a recapitalization, a spin-off or a similar occurrence, the Committee shall make appropriate adjustments in one or more of (a) the number of Common Shares authorized, Options, Restricted Shares, and Stock Units, SARs available for future Awards under Article 3, (b) the number of Stock Units included in any prior Award which has not yet been settled, (c) the number of Common Shares covered by each outstanding Option Award , (d) the Exercise Price under each outstanding Option and SAR, or (e) the per person per year limitations on Awards under the Plan. Except as provided in this Article 10, a Participant shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.

10.2 Reorganizations.  In the event that the Company is a party to a merger or other reorganization, outstanding Options, Restricted Shares, and Stock Units shall be subject to the agreement of merger or reorganization. Such agreement may provide, without limitation, for the assumption of outstanding Awards by the surviving corporation or its parent, for their continuation by the Company (if the Company is a surviving corporation), for accelerated vesting, or for settlement in cash.

ARTICLE 11.  LONG TERM PERFORMANCE CASH AWARDS.

11.1 The Committee may grant long term performance cash awards to any Participant in its sole discretion. Payment of cash awards will be based on the attainment of specified performance goals over a designated performance period in excess of one year. Performance awards for the Chief Executive Officer, the other covered employees within the meaning of Code Section 162(m) of the Company and such other senior executives as designated by the Committee are intended to qualify as “performance-based compensation” under Code Section 162(m) and shall be made in accordance with the requirements thereof. Performance goals for this purpose will be based on objective criteria specifically defined by the Committee on a Company, business unit or peer group comparison basis, which may include or exclude specified items of an unusual or nonrecurring nature and are based on one or more of the following: earnings per share, net income, return on assets, return on net assets, return on sales, return on capital, return on equity, return on revenue, cash flow, cost reduction, total shareholder return, economic value added, cash flow return on investment, and cash value added.

11.2 The Committee, in its sole discretion, may reduce or eliminate any award otherwise earned based on an assessment of individual performance, but in no event may any such reduction result in an increase of the award payable to any other Participant. The Committee shall determine the amount of any such reduction by taking into account such factors as it deems relevant including, without limitation: (a) performance against other financial or strategic objectives; (b) its subjective assessment of the executive’s overall performance for the year; and (c) prevailing levels of total compensation among similar companies. The maximum amount that may be paid to any eligible Participant in any year with respect to a long term performance cash award is $6,500,000.

11.3 In the event of a Change of Control of the Company, each Participant will be entitled to the maximum prorated award based on the number of full or partial months completed prior to the Change of Control during the performance period in which the Change of Control occurs. Each participant shall be entitled to be paid the sums in his deferred income and/or stock account on the earliest date permitted by law.

11.4 The Company may grant long term performance awards under other plans or programs consistent with the limitations described in Article 11. Such awards and all stock units credited under the Company’s Deferred Incentive Compensation Plan and Deferred Compensation Plan may be settled in the form of Common Shares issued under this Plan. Such Common Shares shall be treated for all purposes under the Plan like Common Shares issued in settlement of Stock Units and shall reduce the number of Common Shares available under Article 3.

11.5 The Committee may permit the deferral of any award and may permit payment on deferrals to be made in cash or shares of Common Stock subject to rules and procedures it may establish which shall comply with Section 409A of the Code for deferrals subject to Section 409A of the Code. These rules may include provisions for crediting dividend equivalents on deferred stock unit accounts and crediting interest on deferred cash accounts.

ARTICLE 12.  LIMITATION ON RIGHTS.

12.1 Employment Rights.  Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain an employee of the Company or a Subsidiary. The Company and its Subsidiaries reserve the right to terminate the service of any employee at any time, with or without cause, subject only to a written employment agreement (if any).

12.2 Stockholders’ Rights.  A Participant shall have no dividend rights, voting rights, or other rights as a stockholder with respect to any Common Shares covered by his or her Award prior to the issuance of the stock, except as expressly provided in Section 9.1. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date when such certificate is issued, except as expressly provided in Articles 8, 9, and 10.

12.3 Regulatory Requirements.  Any other provision of the Plan notwithstanding, the obligation of the Company to issue Common Shares under the Plan shall be subject to all applicable laws, rules and regulations, and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Common Shares pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Common Shares, to their registration, qualification or listing, or to an exemption from registration, qualification or listing.

ARTICLE 13.  WITHHOLDING TAXES.

13.1 General.  To the extent required by applicable federal, state, local, or foreign law, the recipient of any payment or distribution under the Plan shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise by reason of the receipt or vesting of such payment or distribution. The Company shall not be required to issue any Common Shares or make any cash payment under the Plan until such obligations are satisfied.

13.2 Share Withholding.  The Committee may permit the recipient of any payment or distribution under the Plan to satisfy his or her minimum tax withholding obligations by having the Company withhold a portion of any Common Shares that otherwise would be issued to him or her or by surrendering a portion of any Common Shares that previously were issued to him or her. Such Common Shares shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash. Any payment of taxes by assigning Common Shares to the Company may be subject to restrictions, including any restrictions required by rules of the Securities and Exchange Commission.

ARTICLE 14.  ASSIGNMENT OR TRANSFER OF AWARDS.

Except as provided in Article 13 and Section 5.2, any Award granted under the Plan shall not be anticipated, assigned, attached, garnished, optioned, transferred, or made subject to any creditor’s process, whether voluntarily, involuntarily, or by operation of law. Any act in violation of this Article 14 shall be void. However, this Article 14 shall not preclude a Participant from designating a beneficiary who will receive any undistributed Awards in the event of the Participant’s death, nor shall it preclude a transfer by will or by the laws of descent and distribution. In addition, neither this Article 14 nor any other provision of the Plan shall preclude a Participant from transferring or assigning Restricted Shares or Stock Units to (a) the trustee of a trust that is revocable by such Participant alone, both at the time of the transfer or assignment and at all times thereafter prior to such Participant’s death, or (b) the trustee of any other trust to the extent approved in advance by the Committee in writing. A transfer or assignment of Restricted Shares or Stock Units from such trustee to any person other than such Participant shall be permitted only to the extent approved in advance by the Committee in writing, and Restricted Shares or Stock Units held by such trustee shall be subject to all of the conditions and restrictions set forth in the Plan and in the applicable Stock Award Agreement, as if such trustee were a party to such Agreement.

ARTICLE 15.  FUTURE OF THE PLAN.

15.1 Term of the Plan.  The Plan shall remain in effect until it is terminated under Section 15.2, except that no ISOs shall be granted after December 6, 2020.

15.2 Amendment or Termination.  The Board may, at any time and for any reason, amend or terminate the Plan. An amendment of the Plan shall be subject to the approval of the Company’s stockholders only to the extent required by applicable laws, regulations, or rules. No Awards shall be granted under the Plan after the termination thereof. The termination of the Plan, or any amendment thereof, shall not affect any Option previously granted under the Plan.

ARTICLE 16.  DEFINITIONS.

16.1 “Award” means any award of an Option (with or without a related SAR), a Restricted Share, a Stock Unit or a long term performance cash award under the Plan.

16.2 “Award Year” means a fiscal year with respect to which an Award may be granted

16.3 “Board” means the Company’s Board of Directors, as constituted from time to time.

16.4 “Change in Control” means the occurrence of any of the following events:

(i) The acquisition by any individual, entity or group (within the meaning of Sections 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 15% or more of either (i) the then outstanding Common Shares (the “Outstanding Company Common Stock”) or (y) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, (iv) any acquisition by the natural children and grandchildren of Paul Pigott and Theiline McCone Pigott (the “Immediate Pigott Family”), any trust or foundation to which any of the foregoing has transferred or may transfer securities of the Company, the trusts at Bank America Corporation or its successor, holding outstanding Common Shares for descendants of Paul Pigott and Theiline McCone Pigott, any trust established for the primary benefit of any member of the Immediate Pigott Family or any of their respective heirs or legatees, any trust of which any member of the Immediate Pigott Family serves as a trustee (or any affiliate or associate (within the meaning of Rule 12b-2 promulgated under the Exchange Act) of any of the foregoing) (the “Exempted Interests”), or (e) any acquisition by any corporation pursuant to a transaction described in clauses (A), (B) and (C) of subsection (iii) below;

(ii) Individuals who, as of the date this Plan is approved by the Company’s stockholders, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(iii) The consummation of a reorganization, merger, share exchange, or consolidation (a “Business Combination”), in each case unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 85% of, respectively, the then outstanding Common Shares and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding (1) any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination or (2) the Exempted Interests) beneficially owns, directly or indirectly, 15% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv) The consummation of (A) a complete liquidation or dissolution of the Company or (B) the sale or other disposition of all or substantially all of the COMPANY’S assets, other than to a corporation with respect to which, following such sale or other disposition, (1) more than 85% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) less than 15% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by any Person (excluding (x) any employee benefit plan (or related trust) of the Company or such corporation or (y) the Exempted Interests), except to the extent that such Person owned 15% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities prior to the sale or disposition, and (3) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such sale or other disposition of assets of the Company or were elected, appointed or nominated by the Board.

(v) The change of control requirements identified in regulations implementing Section 409A(e)(2) of the Code will prevail over any conflicting provisions of 16.4(i) to (iv) for those nonqualified deferred compensation plans governed by Section 409A of the Code to the extent required to comply with, and to avoid any adverse tax consequences under, Section 409A of the Code.

16.5 “Code” means the Internal Revenue Code of 1986, as amended.

16.6 “Committee” means the Compensation Committee of the Board, as described in Article 2.

16.7 “Common Share” means one share of the common stock of the Company.

16.8 “Company” means PACCAR Inc, a Delaware corporation.

16.9 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

16.10 “Exercise Price” means the amount for which one Common Share may be purchased upon exercise of an Option, as specified in the applicable Stock Option Agreement.

16.11 “Fair Market Value” shall mean the closing price of a Common Share on the trading day immediately preceding the day in question.

16.12 “ISO” means an incentive stock option described in Section 422(b) of the Code.

16.13 “Key Employee” means a key common law employee of the Company or of a Subsidiary, as determined by the Committee.

16.14 “NSO” means an employee stock option not described in sections 422 through 424 of the Code.

16.15 “Option” means an ISO or NSO granted under the Plan and entitling the holder to purchase one Common Share.

16.16 “Optionee” means an individual or estate who holds an Option.

16.17 “Participant” means an individual or estate who holds an Award.

16.18 “Plan” means this PACCAR Inc Long Term Incentive Plan, as it may be amended from time to time.

16.19 “Restricted Share” means a Common Share awarded under the Plan.

16.20 “SAR” means a stock appreciation right granted under the Plan.

16.21 “Stock Award Agreement” means the agreement between the Company and the recipient of a Restricted Share or Stock Unit which contains the terms, conditions, and restrictions pertaining to such Restricted Share or Stock Unit.

16.22 “Stock Option Agreement” means the agreement between the Company and an Optionee which contains the terms, conditions, and restrictions pertaining to his or her Option.

16.23 “Stock Unit” means a bookkeeping entry representing the equivalent of one Common Share awarded under the Plan.

16.24 “Subsidiary” means any company, if the Company and/or one or more other Subsidiaries own not less than 50% of the total combined voting power of all classes of outstanding stock of such company. A company that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

Appendix B

PACCAR Inc

SENIOR EXECUTIVE YEARLY
INCENTIVE COMPENSATION PLAN

1. PURPOSE

The Plan was approved by the Company’s stockholders in 1997, 2002 and 2006. The purpose of the Plan is to promote the success of the Company and the creation of shareholder value by (a) encouraging senior executives to focus maximum effort on achieving high-quality performance objectives, Company profitability, and continued Company growth, (b) encouraging the attraction and retention of senior executives with exceptional qualifications and (c) preserving for the Company the benefit of federal income tax deductions with respect to annual incentive compensation paid to senior executives.

2. ELIGIBILITY

The Company’s chief executive officer, the other covered employees within the meaning of Code Section 162(m)and such other senior executives as designated by the Committee shall be eligible to participate in the Plan.

3. ADMINISTRATION

The Plan shall be administered by the Compensation Committee of the Board. The Committee shall consist exclusively of three or more directors of the Company, who shall meet the independence requirements of NASDAQ and the Securities and Exchange Commission and be appointed by the Board. In addition, the composition of the Committee shall satisfy:

(a) Such requirements as the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act; and

(b) Such requirements as the Internal Revenue Service may establish for outside directors acting under a plan intended to qualify for exemption under Section 162(m)(4)(C) of the Code.

The Committee shall have the authority to interpret the Plan and make all other decisions relating to the operations of the Plan. The Committee may adopt such rules or guidelines as it deems appropriate to administer the Plan. The Committee’s determinations under the Plan shall be final and binding on all persons.

4. AWARD DETERMINATION

Incentive awards paid under the Plan will be based solely on the attainment of specified performance goals established by the Committee during the first 90 days of the Plan Year. Performance goals will be based on objective criteria specifically defined by the Committee on a Company, business unit or peer group comparison basis, which may include or exclude specified items of an unusual or non-recurring nature and are based on one or more of the following: net income, return on assets, return on net assets, return on sales, return on capital, return on equity, return on revenue, sales growth, market share, cash flow, cost reduction, total shareholder return, economic value added, cash flow return on investment and cash value added. Performance goals may include a minimum, maximum and target level of performance with the size of individual awards, if any, based on the level attained. Actual goal attainment will be certified in writing by the Committee before payout.

The Committee, in its sole discretion, may reduce or eliminate any award otherwise earned based on an assessment of individual performance, but in no event may any such reduction result in an increase of the award payable to any other participant. The Committee shall determine the amount of any such reduction by taking into account such factors as it deems relevant including, without limitation: (a) performance against other financial or strategic objectives; (b) its subjective assessment of the executive’s overall performance for

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the year; and (c) prevailing levels of total compensation among similar companies. The maximum amount that may be paid to any eligible participant in any year under the Plan is $4,500,000.

5. CHANGE IN CONTROL

In the event of a Change in Control of the Company, each participant will be entitled to the maximum prorated award based on the number of full or partial months completed prior to the Change in Control during the Plan Year in which the Change in Control occurs.

6. TERMINATION OF EMPLOYMENT

Participants who retire, resign or are terminated before the end of the Plan Year are not eligible for an award for the Plan Year. In the event of death or disability, payout will be prorated based on actual goal achievement and salary received for the portion of the year worked.

7. EMPLOYMENT RIGHTS

Neither the Plan, nor the payment of an award, nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Company or a Subsidiary will employ any individual for any period of time, in any position or at any particular rate of compensation.

8. AMENDMENT OR TERMINATION OF THE PLAN

The Board of Directors may alter, amend or terminate the Plan at any time. An amendment of the Plan shall be subject to the approval of the Company’s stockholders only to the extent required by applicable laws, regulations or rules. No awards shall be granted under the Plan after the termination thereof.

9. EFFECTIVE DATE

The Plan shall be effective as of January 1, 2011 subject to its approval by the Company’s stockholders at the 2011 Annual Meeting of Stockholders.

10. DEFINITIONS

(a) “Board” means the Board of Directors of the Company, as constituted from time to time.

(b) “Change in Control” for purposes of this Plan means any of the events described in Section 16.4 of the Long Term Incentive Plan.

(c) “Code” means the Internal Revenue Code of 1986, as amended.

(d) “Committee” means the Compensation Committee of the Board.

(e) “Company” means PACCAR Inc, a Delaware corporation.

(f) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(g) “Plan” means this amended and restated PACCAR Inc Senior Yearly Executive Incentive Compensation Plan, as it may be amended from time to time.

(h) “Plan Year” means a calendar year.

(i) “Subsidiary” means a company in which the Company and/or one or more Subsidiaries of the Company own a majority of all classes of outstanding stock.

B-2

Directions to Meydenbauer Center

Driving Directions	Parking
• From I-405 northbound or southbound take Exit 13A west (NE 4th Street westbound).
• Turn right onto 112th Avenue NE (heading north).

• Turn left onto NE 6th Street and proceed into the Meydenbauer Center parking garage entrance on the right.
Due to limited parking availability and construction around Meydenbauer Center, you are encouraged to explore Metro Transit’s commuter services. The Bellevue Transit Center is located one block from Meydenbauer Center.

Please visit www.meydenbauer.com for the latest information on parking availability in and around Meydenbauer Center.

Vehicles with two or more occupants may use the NE 6th Street HOV only off- and on-ramps. Cross 112th Avenue NE and turn right into the Meydenbauer Center parking garage.

ANNUAL MEETING OF STOCKHOLDERS Wednesday, April 20, 2011 10:30 a.m. Meydenbauer Center 11100 N.E. 6th Street Bellevue, Washington 98004 Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on Wednesday, April 20, 2011 at 10:30 a.m. at Meydenbauer Center, Bellevue, Washington. The proxy statement and annual report to stockholders are available on the Company’s website at www.paccar.com/2011annualmeeting/. 777 — 106th Avenue N.E. Bellevue, WA 98004proxy This proxy is solicited by the Board of Directors for use at the Annual Meeting on April 20, 2011. The shares of common stock you hold of record on February 23, 2011, will be voted as you specify on the reverse side. If the proxy is signed and no choice is specified, the proxy will be voted “FOR” Items 1, 2, 4 and 5; “THREE YEARS” on Item 3 and “AGAINST” Items 6 and 7. By signing the proxy, you revoke all prior proxies and appoint Mark C. Pigott, John M. Fluke, Jr., and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and to vote in their discretion on any other matters which may properly come before the Annual Meeting and all adjournments. Shares credited to the undersigned in the PACCAR Inc Savings Investment Plan (SIP) will be voted by the Trustee in accordance with the voting instructions indicated on the reverse. If no voting instructions are received, the Trustee will vote the shares in direct proportion to the shares with respect to which it has received timely voting instructions by Members, as provided in the SIP. Shares held by the undersigned in the Employee Stock Purchase Plan will be voted by the Plan in accordance with the voting instructions indicated on the reverse. Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. INTERNET PHONE MAIL www.eproxy.com/pcar 1-800-560-1965 Mark, sign and date your proxy Use the Internet to vote your proxy Use a touch-tone telephone to card and return it in the until 12:00 p.m. (CT) on vote your proxy until 12:00 p.m. postage-paid envelope provided. April 19, 2011. (CT) on April 19, 2011. If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card. 110715

Shareowner ServicesSM P.O. Box 64945 St. Paul, MN 55164-0945 Address Change Mark box, sign, and indicate changes below: COMPANY # TO VOTE BY INTERNET OR TELEPHONE, SEE REVERSE SIDE OF THIS PROXY CARD. TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW, SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD. The Board of Directors Recommends a Vote “FOR” Items 1, 2, 4 and 5; a vote of “THREE YEARS” on Item 3 and “AGAINST” Items 6 and 7. The Board Recommends a vote FOR the following proposal: 1. Election of directors: 01 John M. Fluke, Jr. 03 Stephen F. Page Vote FOR Vote WITHHELD 02 Kirk S. Hachigian 04 Thomas E. Plimpton all nominees from all nominees (except as marked) (Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.) The Board Recommends a vote FOR the following proposal: 2. Advisory vote on the compensation of the Named Executive Officers For Against Abstain The Board Recommends a vote of THREE YEARS on the following proposal: 3. Advisory vote on the frequency of executive compensation votes 1 Year 2 Years 3 Years Abstain The Board Recommends a vote FOR the following proposals: 4. Approval of the Long Term Incentive Plan For Against Abstain 5. Approval of the Senior Executive Yearly Incentive Compensation Plan For Against Abstain The Board Recommends a vote AGAINST the following proposals: 6. Stockholder proposal regarding the supermajority vote provisions For Against Abstain 7. Stockholder proposal regarding a director vote threshold For Against Abstain THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ITEMS 1, 2, 4 and 5, THREE YEARS on ITEM 3 AND AGAINST ITEMS 6 AND 7. Date ___________________________ Signature(s) in Box Please sign exactly as name(s) appears in type. If shares are held by joint owners, all persons should sign. When acting as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign full corporate name by president or other authorized officer. If a partnership, please sign partnership name by authorized person.